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                                                                     EXHIBIT 2.1

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                                AGREEMENT OF SALE

                                 by and between

                              PROMUS HOTELS, INC.,

                           PROMUS HOTELS FLORIDA, INC.

                                       and

                         APPLE SUITES REALTY GROUP, INC.


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                                 Albuquerque, NM
                                 Baton Rouge, LA
                              Colorado Springs, CO

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.    Sale and Purchase......................................................  1

2.    Purchase Price.........................................................  4

3.    Closing................................................................  5

4.    Condition of Title.....................................................  5

5.    Possession, Assignment of Agreements and Leases........................  7

6.    Apportionments.........................................................  9

7.    Transfer Taxes/Closing Costs........................................... 12

8.    Municipal Improvements/Notices......................................... 12

9.    Indemnities, Liquor License, Etc....................................... 13

10.   Seller's Representations............................................... 15

11.   Delivery of Premises Documents......................................... 19

12.   Buyer Representations.................................................. 20

13.   Conditions to Closing.................................................. 21

14.   Deliveries at Closing.................................................. 22

15.   Default  .............................................................. 24

16.   Notices; Computation of Periods........................................ 27

17.   Fire or Other Casualty................................................. 28

18.   Condemnation........................................................... 29

19.   Successors and Assigns................................................. 30

20.   Inspection Period...................................................... 30

21.   Brokers................................................................ 31

22.   Condition of Premises.................................................. 32

23.   Survival of Provisions................................................. 35

                                       (i)

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24.   Miscellaneous.......................................................... 36

25.   Duties and Responsibilities of Escrowee................................ 38

26.   Exclusivity............................................................ 39

27.   Limitation on Liability................................................ 39

EXHIBITS

  "A"       Legal Description of Premises
  "B"       Purchase Price for each Property
  "C"       Number of Guest Suites
  "D"       Title Objections
  "E"       Existing Leases
  "F"       Existing Agreements To Be Assigned at Closing
  "G"       Assignment and Assumption Agreement
  "H"       (Intentionally Omitted)
  "I"       Form of Tenant Estoppel Certificate
  "J"       Pending Litigation
  "K"       Form of Bill of Sale
  "L"       FIRPTA Certification
  "M"       Notice to Tenants
  "N"       Personal Property Not Included in Sale
  "O"       Management Agreement
  "P"       New License Agreement
  "Q"       Sellers' Repairs and Improvements

                                      (ii)

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                                AGREEMENT OF SALE

        AGREEMENT OF SALE (this "Agreement") made as of this 26th day of February, 2003 ("Effective Date") by and between PROMUS HOTELS, INC., a Delaware corporation ("Promus") and PROMUS HOTELS FLORIDA, INC., a Delaware corporation ("PHF") (individually, a "Seller" and, collectively, "Sellers"), and APPLE SUITES REALTY GROUP, INC., a Virginia corporation ("Buyer").

                              W I T N E S S E T H :

        1. Sale and Purchase. The related Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase from such Seller, upon the terms and conditions hereinafter set forth:

                (a) The three (3) parcels of real property more particularly described on Exhibit "A-1", Exhibit "A-2" and Exhibit "A-3" attached hereto owned by such Seller (each such parcel of real property, the "Land") and all buildings, structures, parking areas, and other improvements now or hereafter located upon the Land in question (the "Improvements"; the Land, the Improvements and the Appurtenances defined below, collectively, the "Premises"), which contain the number of guest suites as is set forth opposite the Premises in question on Exhibit "C" attached hereto;

                (b) The related Seller's right, title and interest in and to all tangible personal property and fixtures (collectively, the "FF&E") of any kind attached to, or located upon and used in connection with the ownership, maintenance, use or operation of the related Premises as of the Effective Date (or acquired by the related Seller and so employed on or prior to the Closing Date, as hereinafter defined), including, without limitation, all furniture, fixtures, equipment, signs, personal property; all heating, lighting, plumbing, drainage, electrical, air conditioning, and other mechanical fixtures and equipment and systems; all elevators, escalators, and related motors and electrical equipment and systems; all hot water heaters, furnaces, heating controls, motors and boiler pressure systems and equipment, all shelving and partitions, all ventilating equipment, and all incinerating and disposal equipment; all spa, health club and fitness equipment; all equipment used in or usable in connection with the use and/or maintenance of the guestrooms, restaurants, lounges, business centers, meeting rooms, pools, indoor and/or outdoor sports facilities and other common areas and recreational areas; all vans, automobiles and other motor vehicles; all carpet, drapes, beds, furniture, televisions and other furnishings; all stoves, ovens, freezers, refrigerators, dishwashers, disposals, kitchen equipment and smallwares, tables, chairs, plates and other dishes, glasses, silverware, serving pieces and other restaurant and bar equipment, apparatus and utensils, subject, however, to any FF&E Leases (as herein defined), but specifically excluding the items of personal property listed on Exhibit "N" hereto. Each Seller agrees that between the Effective Date and the Closing Date, it shall not remove nor consent to the removal of FF&E from the related Improvements except for the purpose of discarding worn and valueless items or unless replaced with an item having a value not less than the item to be replaced;

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                (c)     The related Seller's right, title and interest in and to
all merchandise, supplies, inventory and other items (other than FF&E) used for the operation and maintenance of guest rooms, restaurants, lounges, swimming pools, health clubs, spas, business centers, meeting rooms and other common areas and recreational areas located within or relating to the related Improvements, including, without limitation, all food and beverage (alcoholic and non-alcoholic) inventory, office supplies and stationery, advertising and promotional materials, china, glasses, silver/flatware, towels, linen and bedding (all of which shall be 2-par level for all suites at each Property), guest cleaning, paper and other supplies, upholstery material, carpets, rugs, furniture, engineers' supplies, paint and painters' supplies, employee uniforms, cleaning and maintenance supplies for pools, tennis courts and other indoor and/or outdoor sports facilities, health clubs, spas, fitness centers, restaurants, business centers, meeting rooms and other common areas and recreational areas and all other inventory and supplies (as the same relate to the related Premises, collectively, the "Supplies"). Each Seller agrees that between the date hereof and the Closing Date, the Supplies shall not be depleted except in the ordinary course of business and shall be maintained in normal quantities considering the season;

                (d) The related Seller's right, title and interest in and to all leases, franchises, licenses, occupancy agreements, "trade-out" agreements, advance bookings, convention reservations, or other agreements demising space in, providing for the use or occupancy of, or otherwise similarly affecting or relating to the use or occupancy of, the related Premises, together with all amendments, modifications, renewals and extensions thereof, and all guaranties by third parties of the obligations of the tenants, licensees, franchisees, concessionaires or other entities thereunder (collectively, "Bookings");

                (e) The related Seller's right, title and interest in and to all prepaid rents and deposits, including, without limitation, refundable security deposits and rental deposits, for advance reservations, banquets or future services (as the same relate to the related Premises, collectively, the "Advance Deposits"), made in connection with the use or occupancy of the related Improvements, provided, however, that to the extent the related Seller does not hold the entirety of the Advance Deposit, Buyer shall be entitled to a credit against the Purchase Price in an amount equal to the amount not so held by the related Seller at closing;

                (f) The related Seller's right, title and interest, to the extent assignable or transferable, in and to any and all of the following that relate to or affect in any way, the design, construction, ownership, use, occupancy, leasing, maintenance, service, or operation of the related Premises, Existing Leases (as herein defined), Advance Deposits, Supplies, or FF&E:

                        (i) Contracts or agreements, such as maintenance, supply, service or utility contracts (as the same relate to the related Premises, collectively, the "Service Contracts");

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                        (ii)    Warranties, guaranties, indemnities, bonds and
        claims of and/or for the benefit of the related Seller (as the same relate to the related Premises, collectively, the "Warranties");

                        (iii) Licenses, permits, franchises, utility reservations, certificates of occupancy, and similar documents issued by any federal, state, or municipal authority or by any private party (as the same relate to the related Premises, collectively, the "Licenses");

                        (iv) Plans, drawings, specifications, surveys, soil reports, environmental reports and studies, engineering reports, inspection reports, and other technical descriptions and reports to the extent in Sellers' possession or control (as the same relate to the related Premises, collectively, the "Plans and Specs");

                        (v) Leases of any FF&E and other contracts permitting the use of any FF&E at the related Improvements (as the same relate to the related Premises, collectively, the "FF&E Leases"); and

                        (vi) Telephone exchanges and numbers and, except as set forth in the last sentence of this Paragraph 1, trade names, trade styles, trade marks, and other identifying material, if any, and all variations thereof, together with all related goodwill (collectively, the "Tradenames").

                (g) The related Seller's interest in the right to receive and continuously consume water service, sanitary and storm sewer service, electrical service, gas service, and telephone service on and for the related Premises, subject to such Buyer's obligation to pay the applicable utility company or provider for utility consumption after closing, and the foregoing right shall include, without limitation, to the extent held by such Seller at closing (i) the right to the present and future use of wastewater, drainage, water and other utility facilities to the extent such use benefits the related Premises, (ii) all reservations of or commitments covering any such use in the future, and (iii) all wastewater capacity reservations relating to the related Premises;

                (h) All of the related Seller's rights, title, and interests appurtenant to the related Land and Improvements (collectively, the "Appurtenances"), including, without limitation, (i) all easements, rights of way, rights of ingress and egress, tenements, hereditaments, privileges, and appurtenances in any way belonging to such Land or Improvements, (ii) any land lying in the bed of any alley, highway, street, road or avenue, open or proposed, in front of or abutting or adjoining the related Land, (iii) any strips or gores of real estate adjacent to such Land, and (iv) the use of all alleys, easements and rights-of-way, if any, abutting, adjacent, contiguous to or adjoining such Land; and

                (i) All books, records, promotional material, tenant data, guest history information, marketing and leasing material and forms (including, without limitation, any such records, data, information, material and forms in the form of computerized files),

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market studies, keys, and other materials of any kind owned by Sellers and in
Sellers' possession or control, or which Sellers have access to or may obtain and which are or may be used in the ownership or use of the related Premises or the related FF&E (as the same relate to the related Premises or Sellers, collectively, the "Records"); provided, however, that a copy of any such material which constitutes a part of Sellers' continuing business or financial records may be retained by Sellers.

(All the foregoing as they relate to the interests of the Seller in each Premises hereinafter collectively referred to as the "Property" and collectively as the "Properties." It is acknowledged and agreed that each Property is currently operated under the Homewood Suites by Hilton(R) service mark which is a registered service mark of Hilton Hotels Corporation and will not be transferred).

        2. Purchase Price. The purchase price to be paid by Buyer to the related Seller for the Property in question is as set forth on Exhibit "B" hereto (each such purchase price as it relates to the Property in question, the "Purchase Price").

                (a) Deposit. Buyer shall deposit the sum of One Hundred Fifty Thousand Dollars ($150,000.00) (the "Initial Deposit") within two (2) business days following the Effective Date by wire transfer of immediately available United States federal funds to LandAmerica-Dallas National Division, 7557 Rambler Road, Suite 1200, Dallas, Texas 75231 ("Escrowee"), as directed by Escrowee. If, pursuant to the provisions of this Agreement, Buyer elects to terminate this Agreement with respect to any Property at any time on or prior to the expiration of the Inspection Period, then Escrowee shall return to Buyer a portion of the Initial Deposit in the amount of Fifty Thousand and No/100 Dollars ($50,000.00), together with all accrued interest thereon, for each such Property as to which this Agreement has been terminated promptly upon written notice to that effect from Buyer. With respect to any Property as to which Buyer has not elected to terminate this Agreement on or before the expiration of the Inspection Period, Buyer, within two (2) business days after the expiration of the Inspection Period, shall deposit with Escrowee the additional sum of Fifty Thousand and No/100 Dollars ($50,000.00) for each such Property by wire transfer of immediately available funds, which sum shall be held by Escrowee, together with the Initial Deposit, as earnest money (the Initial Deposit and Additional Deposit, together with all interest earned thereon, are collectively referred to as the "Deposit"). Escrowee shall hold the Deposit in escrow in accordance with the terms and provisions of this Agreement in a federally insured interest-bearing account at a national bank in accordance with applicable law. All interest earned on the Deposit shall be added to and made a part of the Deposit. On the Closing Date (as hereinafter defined) for each Property, a portion of the Deposit in the amount of One Hundred Thousand and No/100 Dollars ($100,000.00), together with all accrued interest thereon, for each such Property shall be paid to the related Seller by wire transfer of immediately available United States federal funds to an account designated by such Seller and credited against the Purchase Price for such Property.

                (b) Closing Payment. The balance of the aggregate of the Purchase Price to be paid for each Property closing on the Closing Date in question (collectively, the "Aggregate Purchase Price") shall be paid by Buyer on the Closing Date by wire

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transfer of immediately available United States federal funds to an account designated by the Sellers of an amount equal to the Aggregate Purchase Price less the aggregate of the portion of the Deposit required to be paid on the Closing Date as contemplated in Paragraph 2(a).

        3. Closing. The closing of the transfers contemplated hereby shall be held and completed on a date or dates mutually agreed upon by Buyer and Seller on or after the Effective Date, in one or more closings, the last of which shall occur on or before February 28, 2003 or the 2nd business day thereafter if February 28, 2003 falls on a Saturday, Sunday or legal holiday in Virginia, California or the state in which the Property being sold is located, provided, however, that in the event that any of Buyer's conditions to closing of any Property shall not have been satisfied on or before February 28, 2003, Buyer shall have the option to extend the date of closing for any such Property to a date not later than March 31, 2003, or the second business day thereafter in the event such date is not a business day (the "Outside Closing Date"). Each closing hereunder shall be effectuated through an escrow with the Title Company (as hereinafter defined) or in another manner mutually acceptable to Sellers and Buyer. The Properties shall be sold by the related Seller and purchased by Buyer from time to time as is mutually agreed by Buyer and Seller, each acting reasonably but in any event on or prior to the Outside Closing Date. Buyer or Seller may from time to time notify the other in writing (a "Sale Notice") of a proposed closing date and which Properties it proposes to close on such date. If the other party is in agreement with such Sale Notice, it shall confirm same in writing to the other party delivering the Sale Notice. The date set forth in such Sale Notice shall be the "Closing Date" with respect to the Properties set forth in such Sale Notice for all purposes of this Agreement. If the other party does not agree, it shall notify the party delivering the Sale Notice thereof and Buyer and Seller shall thereafter attempt to agree upon a closing date and which of the Properties are to close (such agreed-upon date shall be the "Closing Date" for all purposes of this Agreement with respect to the Property Buyer and Seller have agreed to close). Notwithstanding anything herein to the contrary, all the Properties in respect of which this Agreement has not been terminated as herein contemplated not sold prior to the Outside Closing Date shall be sold by the related Seller and purchased by Buyer on the Outside Closing Date without regard to whether a Sale Notice has been delivered with respect to any such remaining Properties.

        4.      Condition of Title.

                (a)     (i)     Title to  Premises.  Fee simple  title to each
Premises shall be conveyed by the related Seller to Buyer on the Closing Date by a general warranty deed pursuant to which the grantor covenants only against grantor's acts (each, a "Deed"), subject to the related Permitted Encumbrances applicable to such Property. Title to the FF&E, Supplies, Advance Deposits and other personal property included in the Property in question shall be conveyed by the related Seller to Buyer at the completion of closing in respect of such Premises by one or more bills of sale (each, a "Bill of Sale"), subject to the related Permitted Encumbrances to the extent applicable. Title to the related Premises shall be such as will be insured by Lawyers Title Insurance Corporation or other title insurance company selected by Buyer (the "Title Company") pursuant to the standard

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stipulations and conditions of the most current form of ALTA Policy (or local equivalent) of Owner's Title Insurance then used in such State (excluding those standard exceptions which are ordinarily and customarily omitted in such State, so long as the related Seller or Buyer provides, as required by this Agreement, the appropriate documentation necessary for such omission), free and clear of all liens and encumbrances except for the related Permitted Encumbrances. The term "Permitted Encumbrances" shall apply separately to each Premises and shall mean, to the extent not objected to by Buyer during the Inspection Period: (a) the Existing Leases and FF&E Leases as they relate to the Premises in question,
(b) any lien, charge or encumbrance created by Buyer, (c) the additional matters affecting the related Premises set forth on Exhibit "D" attached hereto as they relate to the Premises in question, and (d) any matters reflected on the related title commitment obtained by Buyer as to which Buyer does not timely object in accordance with this Paragraph 4.

                (ii) Survey. Buyer may obtain, at its sole cost and expense, from a licensed surveyor in the applicable state, a physical survey of each Premises certified to Buyer, the related Seller and the Title Company (each, a "Survey Plan"). Nothing contained in this Agreement, including the legal descriptions set forth on Exhibit "A-1", Exhibit "A-2" and Exhibit "A-3" hereto, shall constitute any warranty, representation or agreement by the related Seller as to the location of separate lots in, or acreage of, the related Premises.

                (iii) Survey and Title Defects. Not later than 5:00 p.m. Eastern Time on the date that is forty-five (45) days after the Effective Date, Buyer shall submit to the related Seller a written notice from Buyer (the "Title Notice") specifying any alleged defects in or objections to the related Survey Plan and/or the title shown in the related title commitment which Buyer elects not to be or constitute Permitted Encumbrances, together with copies of the Survey Plan and the title commitment. Buyer shall be deemed to have waived its right to object to any encumbrance or other survey or title objection existing at the time of the Closing Date in respect of a Property unless Buyer shall have timely given to the related Seller the Title Notice which specified Buyer's objection, unless such encumbrance or other survey or title objection was not shown as an exception to the related Survey Plan and title commitment obtained by Buyer. Except as otherwise provided in Paragraph 4(b) below, the related Seller shall have no obligation to cure any alleged defect or objection raised in the Title Notice. Upon Buyer's failure to timely object, all matters shown on the related title commitment shall thereafter be deemed a Permitted Encumbrance with respect to such Premises. The related Seller shall have the right, at its sole option, upon written notice to Buyer to (A) defer the Closing Date for a period not exceeding thirty (30) days to give the related Seller an opportunity, at such Seller's sole option, of either (i) attempting to remove any encumbrance or other survey or title objection objected to by Buyer or (ii) providing the Title Company such assurances as the Title Company requires to insure Buyer and Buyer's lender (if any) against any loss arising from such encumbrances or other survey or title objections, or (B) elect to do neither (i) nor (ii) of clause
(A) above, in which event Buyer shall have the option available to it in subparagraph (b) below. Failure to deliver the notice referred to in the immediately preceding sentence shall be deemed an election under (B) above. Notwithstanding the foregoing, Seller may only elect the option in clause
(A)(ii) if and to

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the extent the same is reasonably acceptable to Buyer and the encumbrance(s)
and/or objection(s) in question are not monetary liens.

                (iv) Reliance on Title Policy. Notwithstanding anything contained in this Agreement to the contrary, with respect to all matters affecting title to the Premises in question and any liens or other encumbrances affecting such Premises, Buyer acknowledges and agrees it is relying upon its title insurance policy. If Buyer has a claim under its title insurance policy and the subject matter of that claim also constitutes a breach of any representation, warranty or covenant made by the related Seller in its related Deed, Buyer agrees that it will look first to its title insurance policy for recovery on such claim, and Buyer shall not assert any claim against such Seller for a breach of a representation, warranty or covenant with respect to such claim unless and until Buyer has exhausted its remedies against the title company. The provisions of this subparagraph (v) shall survive closing with respect to the Property in question and delivery of the related Deed.

                (b) Failure of Title. If, on the Closing Date, title to a Premises in question is not insurable as set forth in subparagraph (a)(i) above and the related Seller does not elect to cure (which election not to cure will not be construed as a default by Seller) same as provided in subparagraph
(a)(iii) above, Buyer may elect, as its sole right and remedy, either (i) to take such title to such Premises and the related Property in question as the related Seller can convey, with no abatement of the Purchase Price applicable to such Property (except to the extent of monetary liens of a definite, fixed and ascertainable amount not in excess of the Purchase Price), or (ii) to terminate this Agreement as to the Property in question and receive on written demand by Buyer to Sellers and Escrowee the return of a portion of the Deposit in the amount of One Hundred Thousand and No/100 Dollars ($100,000.00), together with all accrued interest thereon (the "Termination Return Portion"). Notwithstanding the foregoing provisions, the related Seller shall be obligated to cause removal of, at no cost or expense to Buyer, against loss by reason of any monetary lien filed against the related Premises prior to Closing, other than liens referred to in clause (b) of the definition of Permitted Encumbrances. In the event this Agreement is terminated, as to the Premises and the related Property in question, Buyer shall receive the applicable Termination Return Portion. Upon the return of the Termination Return Portion, this Agreement shall terminate solely as to the Premises and to the related Property in question, and neither the related Seller nor Buyer shall have any further rights or obligations hereunder as to the Property in question (except as expressly set forth in this Agreement).

        5.      Possession, Assignment of Agreements and Leases.

                (a) Existing Leases. Possession of the related Property is to be given by the related Seller to Buyer at the completion of closing by delivery of, with respect to each Premises, the related Deed, and the related Bill of Sale and by assignment of the related Existing Leases and the related Assigned Existing Agreements (as herein defined). Prior to closing for each Property, the related Seller shall not enter into new leases for portions of the Premises in question or amendments, modifications, renewals or extensions of presently existing leases without Buyer's prior consent, which shall not be

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unreasonably withheld or delayed. All such new leases consented to by Buyer and the presently existing leases listed on Exhibit "E" hereto, as the same relate to the Premises in question, as amended, modified, renewed or extended after the date hereof with the consent of Buyer, are collectively herein called the "Existing Leases". The termination of any of the Existing Leases prior to closing by reason of the expiration of its term or by reason of the tenant's default shall not excuse Buyer from its obligation to complete closing and to pay the full Purchase Price in respect of the related Property.

                (b) Existing Agreements. The related Seller shall also assign (without recourse and without any representation or warranty whatsoever except as expressly set forth herein) to Buyer at the completion of closing for the Property in question, to the extent assignable, the existing agreements listed on Exhibit "F" hereto (as the same relate to the Premises in question and together with any other agreements entered into in accordance with this subparagraph (b), hereinafter collectively called the "Assigned Existing Agreements"). Prior to closing for each Property, the related Seller shall not enter into new service agreements without Buyer's consent, which shall not be unreasonably withheld or delayed, provided, however, that Buyer's consent shall not be required for any new service agreement reasonably entered into in good faith in the ordinary course of business, provided such agreement is terminable without penalty on not more than thirty (30) days' notice. All such new service agreements shall also constitute Assigned Existing Agreements. The termination of any of the Assigned Existing Agreements prior to closing by reason of the expiration of its term or by reason of a default thereunder by any party other than the related Seller shall not excuse Buyer from its obligation to complete closing and to pay the full Purchase Price in respect of the related Property, provided, however, that, prior to the termination by the related Seller of an Assigned Existing Agreement by reason of a default thereunder by the other party thereto, the related Seller shall notify Buyer of its intention to terminate such Assigned Existing Agreement and shall consult with Buyer as to how to proceed with respect to such Assigned Existing Agreement.

                (c) Assignment and Assumption. At closing for each Property, the related Seller and Buyer shall execute and acknowledge a separate agreement (collectively, the "Assignment and Assumption Agreement") substantially in the form attached hereto as Exhibit "G".

                (d) Tenant Estoppel Certificates. Each related Seller agrees to use its reasonable efforts to cause the tenants under the Existing Leases with respect to its Property to deliver to Buyer at closing a written statement ("Tenant Estoppel Certificate") in substantially the form of tenant estoppel certificate set forth on Exhibit "I" attached hereto and made a part hereof. Buyer agrees not to object to (i) any non-material (as determined in Buyer's reasonable judgment) qualifications or modifications which a tenant may make to the form of Tenant Estoppel Certificate and (ii) any modification to a Tenant Estoppel Certificate to conform it to the form of tenant estoppel the tenant is required to give under its lease. Buyer's obligations under this Agreement to complete closing with respect to a particular Property on the Closing Date and pay the Purchase Price for such Property shall not be relieved if the related Seller is unable to obtain any required Tenant Estoppel Certificate after using its reasonable efforts to obtain same. If

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any such tenant indicates in its Tenant Estoppel Certificate that it has a claim which would entitle it to set-off the amount of the claim against rent due under its lease and the amount of such claim is ascertainable, the related Seller shall have the right, at its sole option, to give Buyer a credit against the Purchase Price for the Property in question in the amount of the claim, and, in such event, Buyer shall complete closing and take subject to such claim. If the related Seller does not so elect, Buyer shall have the right to receive on written demand by Buyer to the related Seller and Escrowee the return of a portion of the Deposit equal to the Termination Return Portion. Upon the return of the Termination Return Portion, this Agreement solely as to the Property in question shall terminate and neither the related Seller nor Buyer shall have any further rights or obligations hereunder as to the Property in question (except for the indemnity obligations of Buyer and the related Seller to the other as set forth in this Agreement which shall survive such partial cancellation of this Agreement).

        6.      Apportionments.

                (a) Except as otherwise provided in this Agreement, the following items shall be apportioned in respect of the Property in question between Buyer and the related Seller on a per diem basis as of 12:01 a.m. on the Closing Date, with the income and expenses accruing in respect of any period prior to the related Closing Date being allocated to the related Seller and the income and expenses accruing in respect of any period on or after the Closing Date being allocated to Buyer:

                        (i) Taxes and Assessments. Real estate taxes and annual municipal or special district assessments (on the basis of the actual fiscal years for which such taxes are assessed), personal property or use taxes and lienable water and sewer rentals. Sums paid to or paid or payable by the related Seller under the related Assigned Existing Agreements, prepaid fees for licenses and permits shall remain in effect for Buyer's benefit after closing for the Property in question.

                        (ii) Rent. Rent, including, without limitation, fixed rent, additional rent and percentage rent paid to and received by the related Seller under the related Existing Leases. Any payments received by Buyer after the date of closing from a tenant under any of the Existing Leases on account of rentals which are applicable to periods prior to closing and on account of sums which are attributable to expenses incurred by the lessor for periods of time prior to closing, shall be apportioned by Buyer upon receipt and the portion thereof attributable to periods or expenses prior to closing shall promptly be paid by Buyer to the related Seller. If, at closing, any tenants are thirty-one (31) days or more in arrears in the payment of rent or other sums, which were payable prior to closing, all payments by such tenants received by Buyer after closing will be deemed as being applicable, first, as against rental due after the Closing Date and the balance, if any, against such arrearages. After the closing in respect of a Property, the related Seller shall be entitled to sue a tenant for any delinquent rent due to such Seller so long as such suit does not seek a termination of such tenant's lease or eviction of such tenant.

                        (iii) Contract Arrearages. Any payments received by Buyer after the date of closing under any of the related Assigned Existing Agreements on account of payments which are applicable to periods prior to closing shall be apportioned by Buyer upon receipt and the portion thereof attributable to periods prior to closing shall promptly be paid by Buyer to the related Seller.

                        (iv) Revenues. Guest, convention, room, food, beverage, and all other charges and revenues for services rendered and the operation of all departments of the related Premises, including, but not limited to, advance payments under booking agreements for rooms, facilities and services of such Premises and any other revenues shall be apportioned, as follows: (1) all food, room service and restaurant revenue as of the closing of dinner service hours at each restaurant on the evening preceding the Closing Date, and bar revenues as of 2:00 a.m. on the Closing Date, shall be retained by the related Seller and (2) the guest (tray) ledger for guests staying in such Premises as of 12:01 a.m. on the Closing Date shall be counted and such room revenue and associated taxes, for that night only, shall be divided equally between the related Seller and Buyer. Except as hereinabove provided, all revenues for each Property for days preceding the Closing Date shall be attributed to the related Seller and all revenues for each Property for the Closing Date and days following the Closing Date shall accrue to the benefit of Buyer after closing.

                        (v) Operating Costs. All costs and expenses of operating the related Premises, and amounts paid or payable under the Service Contracts and FF&E Leases.

                        (vi) Miscellaneous. Fees and expenses for music, entertainment, trade association dues, trade subscriptions, coin machine income, and washroom and checkroom income.

                        (vii) No Tax Bill. If, on the Closing Date, bills for the real estate taxes imposed upon the related Premises for the tax year in which closing occurs have been issued but shall not have been paid, the prorations shall be made on the basis thereof. If such bills shall not have been issued on the date of closing, the amount of the taxes shall be reasonably ascertained by the related Seller based upon the then current assessment and anticipated tax rate, and the prorations shall be made on the basis of such estimate, and, in the event the taxes for the year in which the closing occurs are more or less than such estimated amount, the related Seller or Buyer shall promptly pay the amount necessary to adjust for the correct proration as soon as the actual tax amount becomes available.

                (b) Tenant Security Deposits. At closing, Buyer shall receive a credit against the Purchase Price for the Property in question in an amount equal to all cash security deposits, if any, then held by or for the related Seller under the related Existing Leases. Buyer will cause such amount to be maintained after closing as a security deposit in accordance with the requirements of applicable law and the Existing Leases.

                (c) Utility Readings. The related Seller shall use reasonable efforts to obtain readings of the water and electric meters on the related Premises to a date no sooner than ten (10) days prior to the Closing Date. At or prior to such closing, the related Seller shall pay all charges based upon such meter readings. However, if after reasonable efforts the related Seller is unable to obtain readings of any meters prior to closing for the Property in question, such closing shall be completed without such readings and upon the obtaining thereof after such closing, the related Seller shall pay the charges incurred prior to such closing.

                (d) Sales Taxes. All sales (including, without limitation, bulk sales), use and occupancy taxes, if any, due or to become due in connection with revenues received from the related Premises prior to the Closing Date will be paid by the related Seller. The related Seller shall be entitled to receive any rebates or refunds with respect to any such taxes paid by such Seller prior to closing.

                (e) Supplies. At closing, all inventory (including "in service" inventory as well as unopened inventory and including unopened bottles of liquor and wine in storage at the Premises in question, all other food and beverage supplies and linen supplies in unopened cases, cartons or similar containers and all sides and shells of meat in any storage freezer at such Premises that are still in their unopened sacks or other original containers) shall become the property of Buyer without additional cost or charge.

                (f) Accounts and Utility Deposits. All escrow and reserve accounts (including $10,000 in the working capital account for each Property), utility or other deposits (other than tenant security deposits (if any) and the Advance Deposits) shall become the property of Buyer without additional cost or charge. All accounts payable, indebtedness or liabilities for the period prior to the Closing Date shall remain the property or responsibility, as applicable, of the related Seller. The related Seller shall be responsible for the payment of all expenses on account of services and supplies furnished to and for the benefit of the Premises in question through and including the day preceding the Closing Date, and Buyer shall be responsible for the payment of all expenses on account of services and supplies furnished to and for the benefit of the Premises in question from and including the Closing Date.

                (g) Employees. With respect to employee wages and benefits, the related Seller shall be solely responsible for any liability for payment of employees' wages, workers' compensation claims, pension benefits and other benefits earned by, due to or accrued to employees at the related Premises through 12:01 a.m. on the Closing Date, together with F.I.C.A., unemployment and other taxes and benefits due with respect to the employment of such employees, other than earned and accrued vacation pay, for which Buyer shall receive a credit against the Purchase Price for the Property in question equal to such accrued vacation pay.

                (h) Reconciliation and Final Payment. A detailed closing statement shall be prepared at closing for each Property setting forth the manner of computation of the aforesaid proration adjustments. The apportionments described herein at such closing shall be based on the actual figures to the extent available. If any of the prorations cannot be calculated based on actual figures, then they shall be calculated based on the related Seller's good faith estimates thereof. Each related Seller and Buyer shall cooperate in good faith and act reasonably after closing for a particular Property to make a final determination of the prorations required hereunder. Upon the final reconciliation of the prorations hereunder, which the parties shall endeavor to accomplish within ninety (90) days of the Closing Date, the party which owes the other party any sums hereunder shall pay such party such sums within ten (10) days after the final reconciliation of the item in question.

                (i) Survival. The provisions of this Paragraph 6 shall survive the closing.

        7.      Transfer Taxes/Closing Costs.

                (a) Shared Costs. Buyer and the related Seller shall each pay fifty percent (50%) of all recording fees and charges (other than recording and/or transfer taxes paid by Seller pursuant to subparagraph (c) below) and all other ordinary and customary escrow fees in respect of the Property in question.

                (b) Buyer's Costs. Buyer shall pay (i) the cost of its architect, engineers and other consultants, (ii) the cost of Buyer's owner's title insurance policy in respect of each Property and any endorsements thereto, except as otherwise provided in Paragraph 4(a)(iii) or 4(b), (iii) the fees and expenses of its counsel, (iv) all costs, fees and expenses associated with Buyer's financing (if any) of the acquisition of the Property, including, without limitation, the title insurance premium for a mortgagee title insurance policy and any endorsements thereto for Buyer's lender (except as provided in Paragraph 4(a)(iii) or 4(b), and (v) the cost and expense of preparing or obtaining documents to be delivered by Buyer pursuant to this Agreement. Buyer's obligations under this Agreement shall be conditioned upon there being no product improvement plan costs payable by Buyer except as expressly provided for in the New License Agreement (as hereinafter defined) and no charge, fee or other amounts payable in connection with the execution of the agreements referred to in Paragraph 14(b)(vi) other than the Franchise Agreement Fee described in such paragraph.

                (c) Seller's Costs. The related Seller shall pay (i) all sales, recording and transfer taxes and all similar taxes imposed upon the delivery and/or recording of the related Deeds or in connection with the transactions contemplated under this Agreement, (ii) the fees and expenses of its counsel, (iii) the cost and expense of preparing or obtaining documents to be delivered by Sellers pursuant to this Agreement, (iv) all product improvement plan costs and (v) all principal, interest, prepayment penalties and other fees, premiums, charges and amounts payable in connection with the pay-off of any liens and/or indebtedness encumbering any of the Properties.

        8.      Municipal Improvements/Notices.

                (a) Buyer Assumption. Buyer shall pay all assessments against the Premises in question or any part thereof for improvements or other work first becoming due in respect of any period on or after the Closing Date (including any fines, interest or penalties thereon due to the non-payment thereof) (the "Assessments") and shall indemnify and hold harmless the related Seller from claims for payment of the Assessments.

                (b) Survival. The provisions of this Paragraph 8 shall survive closing.

        9.      Indemnities, Liquor License, Etc.

                (a) Seller's Indemnity. Each related Seller agrees to indemnify and hold Buyer and its designees, successors, assigns and affiliates harmless of and from all liabilities, losses, damages, costs or expenses (including, reasonable attorneys' fees) which Buyer may suffer or incur by reason of any act or cause of action occurring or accruing prior to the Closing Date and/or arising from the ownership or operation of the related Property prior to the Closing Date, including, without limitation, any claims by employees of such Seller or third parties and the litigation and other matters described in Exhibit "J," except and to the extent Buyer has expressly assumed any obligation with respect to Advance Deposits pursuant to the Assignment and Assumption Agreement (as hereinafter defined). The provisions of this Paragraph 9(a) shall survive closing.

                (b) Buyer's Indemnity. Buyer agrees to indemnify and hold each Seller harmless of and from all liabilities, losses, damages, costs or expenses (including, reasonably attorneys' fees) which a Seller may suffer or incur by reason of any act or cause of action occurring or accruing subsequent to the Closing Date and arising from the ownership or operation of the Premises subsequent to the Closing Date, including, without limitation, any claims by employees of Buyer or third parties. The provisions of this Paragraph 9(b) shall survive closing.

                (c) Access to Financial Information. At Buyer's cost, Buyer's representatives shall have access to all financial and other information in the related Seller's possession relating to the Property owned by it sufficient to enable Buyer to prepare audited financial statements in conformity with Regulation S-X of the Securities and Exchange Commission (the "SEC") and to enable Buyer to prepare a registration statement, report or disclosure statement for filing with the SEC on its behalf. The provisions of this Paragraph 9(c) shall terminate upon the earlier to occur of the termination of this Agreement and the initial filing on Form 10-K by Buyer in which the purchase of a particular Property is disclosed.

                (d) Liquor License. In connection with the closing for each Property, if and to the extent the laws of the state in which the Property in question is located does not permit Promus Hotels, Inc. as manager under the hereinafter defined Management Agreement ("Manager") to hold the liquor licenses and alcoholic beverage licenses necessary to operate any restaurants, bars and lounges presently located within the Improvements for such Property (collectively, the "Liquor Licenses"), Buyer or its designee shall, or shall cause the party required by the laws of the state in question to, execute such forms, license applications and other documents as may be necessary for Buyer or its designee or such required party (collectively, the "Liquor License Holder") to obtain all Liquor Licenses. If permitted under the laws of the state in which the Property in question is located, Manager shall execute and file all necessary forms, applications and other documents (and the related Seller, at no cost or expense to it and without liability to it, shall cooperate with Manager's filing of such forms, applications and other documents) with the appropriate liquor and alcoholic beverage authorities prior to the closing for the Property in question, and Manager's obtaining the necessary Liquor Licenses shall take effect, if possible, simultaneously with or upon completion of closing for such Property. If not so permitted, Buyer or its designee will, or will cause the Liquor License Holder to, submit all forms, applications and other documents required to effect such acquisition of such Liquor Licenses at the earliest date reasonably practicable, consistent with the laws of the State where the Property in question is located, in order that all Liquor Licenses may be acquired by Buyer or such Liquor License Holder at the earliest reasonably practicable time after closing for such Property. The related Seller, at no cost and expense to it and without liability to it, shall cooperate reasonably with Manager's and/or such other Liquor License Holder's (as applicable) execution and filing of such forms, applications and other documents. The Liquor License Holder's attempts to obtain the Liquor Licenses shall, under no circumstances, diminish, prior to the closing for the Property in question, the full force and effect of the Liquor Licenses maintained in the operation of the restaurants, lounges and bars presently located within the related Improvements. If the Liquor Licenses cannot be obtained by Manager or such other Liquor License Holder (as applicable) until after closing for such Property, then the related Seller covenants and agrees that such Seller shall cooperate with Buyer in keeping open the bars and lounges and liquor facilities of the Property in question between the closing for such Property and the time when such Liquor Licenses are obtained by Manager or such other Liquor License Holder (as applicable), but in no event for a period to exceed sixty (60) days following the Closing Date in question, whichever is less (unless Manager or such other Liquor License Holder has during the period following closing diligently and continuously sought to obtain such Liquor Licenses, in which event Buyer shall have the right to obtain an extension of the time period during which the related Seller shall cooperate to keep such facilities open, which extension shall not exceed two (2) consecutive thirty (30) day periods) by entering into at closing a "Liquor License Agreement" with respect to the Property in question mutually acceptable to the related Seller and Buyer pursuant to which (i) Buyer shall indemnify, defend and hold the Seller and Manager (to the extent Manager is the Liquor License Holder) in question harmless from any liability, damages, claims, costs, penalties, losses or expenses (including reasonable attorney's fees) encountered by such Seller in connection with, arising out of or growing from such operations and the sale of alcoholic beverages at and from the restaurants, bars and lounges located at such Property, during said period of time and (ii) Buyer shall reimburse such Seller and Manager (to the extent Manager is the Liquor License Holder) for their respective costs in maintaining the liquor licenses and alcoholic beverage licenses in full force and effect. In no event shall any Seller be required to obtain any additional liquor or alcoholic beverage licenses which such Seller does not possess at the time of closing in respect of the Property owned by it, except that Manager, to the extent Manger (or such party) is required as the Liquor License Holder, shall obtain or cooperate with Buyer to obtain (as applicable) the Liquor Licenses for such Properties.

        10.     Seller's Representations.

                (a) Representations. Each Seller, on its own behalf (and not on behalf of the other Sellers) and solely with respect to the Property owned by it, hereby represents to Buyer, as of the date hereof and as of each Closing Date, as follows:


                        (i) Organization. It is a duly organized, validly existing corporation in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as now conducted.

                        (ii) Authorization. It has all requisite power and authority to execute, deliver and perform all of its obligations under this Agreement and all instruments and other documents executed and delivered by it in connection with the transactions contemplated hereby.

                        (iii) Conflicts. The execution, delivery and performance of this Agreement and all instruments and other documents to be executed and delivered in connection with the transactions contemplated hereby have been duly authorized by all necessary action on its part and do not and will not (i) require any consent or approval of any of its shareholders that has not been obtained or (ii) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or any provision of its organizational documents or (iii) contravene or result in any breach of or constitute any default under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, or other agreement or instrument to which it is a party, or by which it may be bound or affected, which contravention, breach or default would adversely affect its ability to perform its obligations under this Agreement or the instruments and other documents to be executed and delivered by it in connection with the transactions contemplated hereby.

                        (iv) Enforceability. This Agreement constitutes, and when executed, the other documents to be executed and delivered by it in connection with the transactions contemplated hereby, will constitute, legal, valid and binding obligations of it enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and general equitable principles which may limit the availability of equitable remedies.

                        (v) Foreign Entity. It is not a foreign entity, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and regulations promulgated thereunder).

                        (vi) No Condemnation. To Seller's knowledge, there are no existing or pending condemnation proceedings or deeds in lieu of condemnation affecting the related Premises, nor, to Seller's actual knowledge, have any such condemnation proceedings been threatened.

                        (vii) Existing Leases. (1) Exhibit "E" sets forth a true, correct and complete list of the Existing Leases for the related Premises and the information with respect to the Existing Leases set forth in Exhibit "E" hereto is true, correct and complete in all material respects, (2) no tenants are entitled to any rebates, rent concessions or free rent except as may be expressly set forth in the Existing Leases or on Exhibit "E", (3) no rents due under any of the Existing Leases are presently assigned, hypothecated or encumbered by Seller, other than in connection with any mortgage encumbering the Premises which shall be satisfied in connection with the closing for the Property in question, (4) there are no unpaid brokerage commissions or unpaid landlord obligations for tenant improvements in connection with the current term of occupancy of tenants under the Existing Leases, (5) no rent under any of the Existing Leases has been prepaid (except for rental for the current month and payments that are required to be made in advance pursuant to the terms and provisions of the Existing Leases and except for prepayments set forth either in the Existing Leases or as set forth on Exhibit "E"), (6) as of the Closing Date no Existing Lease shall be terminated by agreement with the tenant (except by reason of a default by the tenant thereunder or except for notices given to indicate the landlord's intention not to permit the term of the lease to continue or be renewed for an additional term), (7) no tenant has notified Seller in writing of its intent to terminate its lease prior to expiration of the term of such lease, (8) no written notice of any default under the Existing Leases has been given or received by the related Seller, and
        (9) the copies of the Existing Leases delivered to Buyer are true, correct and complete copies thereof.

                        (viii) Litigation. To Seller's knowledge, there is no action, suit, order, investigation or proceeding pending or threatened against Seller with respect to the related Premises except as set forth on Exhibit "J" hereto.

                        (ix) Possession. Seller has not granted to any party any license, lease, or other right relating to the use or possession of the Premises owned by it or any part thereof, except tenants under the Existing Leases.

                        (x) Purchase Rights. There are no purchase rights, contracts, options or other agreements or rights of first refusal of any kind, whereby any person or entity other than Buyer will have acquired or will have any right to acquire title to all or any portion of the Premises owned by it.

                        (xi) Assigned Existing Agreements. With respect to each of the Assigned Existing Agreements, (A) Exhibit "F" sets forth a true, correct and complete list of the Assigned Existing Agreements for the related Premises, (B) the copies thereof delivered to Buyer are true, correct and complete, and (C) to Seller's knowledge, no party to the Assigned Existing Agreements is in breach or default under any obligation thereunder or any provisions thereof, which breach or default would have a material adverse effect on the Property or the ownership or operation thereof.

                        (xii) Municipal Assessment/Notices. To Seller's knowledge (A) there are no outstanding unpaid municipal assessment notices against the Premises owned by it, (B) all municipal improvements with respect to which such Premises can be assessed have been paid in full, (C) it has not received any written notice from any public authority concerning the existence of any presently uncorrected violation of any ordinance, public regulation or statute with respect to such Premises, and (D) the Premises are not in violation of any ordinance, public regulation or statute applicable to such Premises which (individually or in the aggregate) would have a material adverse effect with respect to the ownership and operation of such Premises.

                        (xiii) Bankruptcy. Seller is not insolvent within the meaning of Title 11 of the United States Code, as amended (the "Bankruptcy Code"), and has not ceased to pay its debts as they become due. Seller has not filed or taken any action to file a voluntary petition, case or proceeding under any section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States or any state thereof, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of its debts; no such petition, case or proceeding has been filed against Seller which has not been dismissed, vacated or stayed on appeal, and Seller has not been adjudicated as a bankrupt or insolvent or consented to, nor filed an answer admitting or failing reasonably to contest an allegation of bankruptcy or insolvency. Seller has not sought, or consented to or acquiesced in, the appointment of any receiver, trustee, liquidator or other custodian of it or a material part of its assets and has not made or taken any action to make a general assignment for the benefit of creditors or an arrangement, attachment or execution has been levied, and no tax lien or other governmental or similar lien has been filed, against Seller or a material part of its properties, which has not been duly and fully discharged prior to the date hereof.

                        (xiv) Permits. To Seller's knowledge, Seller has not received any written notice from any applicable governmental authority
        (A) of any violation, default, intended or threatened non-renewal, suspension or revocation of any permit, license or certificate, the loss of which permit, license or certificate would have a material adverse effect on the present use and occupancy of the Improvements or (B) that it lacks any permit, license or certificate necessary for the present use and occupancy of the Improvements, the absence of which would have a material adverse effect on such use and occupancy.

                        (xv) Title to FF&E. Other than FF&E subject to the FF&E Leases, Seller has good and marketable title to the FF&E owned by it and used in connection with the operation of the Premises owned by it, which in each case shall be free and clear of all liens and encumbrances as of the Closing Date, subject only to Permitted Encumbrances to the extent applicable thereto.

                        (xvi) Labor and Employment Matters. (1) There are no employees of the related Premises other than employees who are employed by Seller or its affiliates (collectively, the "Employees"), (2) to Seller's knowledge, there is no union organizing attempt, strikes, work stoppage or slow down, or any other labor dispute or question concerning representation of the Employees pending at the related Premises, and to Seller's knowledge, no such action is currently threatened or has taken place within the last three (3) years, and (3) Seller is not a party to any collective bargaining agreement or relationship with any labor union which affects the related Premises.

                        (xvii) Environmental. With respect to environmental matters, to Sellers' knowledge, Sellers have received no notice from any governmental authority of any violation of any Environmental Requirements (as defined below) or requirements relating to Hazardous Materials (as defined below). As used in this Agreement: "Hazardous Materials" means (1) "hazardous wastes" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time ("RCRA"), (2) "hazardous substances" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. 9601 et seq.), as amended by the Superfund Amendment and Reauthorization Act of 1986 and as otherwise amended from time to time ("CERCLA"); (3) "toxic substances" as defined by the Toxic Substances Control Act, as amended from time to time ("TSCA"), (4) "hazardous materials" as defined by the Hazardous Materials Transportation Act, as amended from time to time ("HMTA"), (5) asbestos, oil or other petroleum products, radioactive materials, urea formaldehyde foam insulation, radon gas and transformers or other equipment that contains dielectric fluid containing polychlorinated biphenyls and (6) any substance whose presence is detrimental or hazardous to health or the environment, including, without limitation, microbial or fungal matter or mold, or is otherwise regulated by federal, state and local environmental laws (including, without limitation, RCRA, CERCLA, TSCA, HMTA), rules, regulations and orders, regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Materials (collectively, "Environmental Requirements"). As used in this Agreement: "Release" means spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing.

                (b) Seller's Knowledge. References herein to "Seller's knowledge" or "Seller's actual knowledge" shall refer solely to the actual knowledge of Richard Schultz as Senior Vice President-Operations of Hilton Hotels Corporation, and the successor(s) to such office and/or the duties and functions of Richard Schultz (in the event Richard Schultz is succeeded or replaced or his duties and responsibilities with respect to any of the Properties are transferred to one or more other persons), without independent investigation or inquiry other than the duty to make inquiry of the general manager and chief engineer of each Property.

        11.     Delivery of Premises Documents.

                (a) Deliveries. Each related Seller represents and warrants that it has furnished to Buyer the following, each of which is a true, correct and complete copy of the document it purports to be:

                        (i) All Warranties relating to such Premises or any part thereof which are still in effect;

                        (ii) Financial statements and budgets applicable to it and the related Premises, for the current year and the two (2) calendar years prior to the year of this Agreement (the "Financial Statements"), including the itemization of (1) annual insurance premiums for each such year for fire, extended coverage, workers' compensation, vandalism and malicious mischief, general liability, business interruption, rents and other forms of insurance shown thereon; (2) expenses incurred for water, electricity, natural gas, sewer and other utility charges; (3) total rents and revenues collected from tenants and from hotel guests and other patrons of such Premises; (4) management fees; (5) maintenance, repairs and other expenses relating to the management and operation of such Premises; and (6) historical occupancy statistics for such Premises;

                        (iii)   All Licenses;

                        (iv) The most recent real estate and personal property tax statements with respect to such Premises and notices of appraised value for the related Land and related Improvements;

                        (v) To the extent in such Seller's possession or control, engineering and architectural plans, drawings and specifications relating to the Improvements in question, topographical, boundary or "as built" surveys, engineering reports and subsurface studies affecting the related Premises. In the event that closing for a particular Property does not occur, Buyer shall return to the related Seller all the Plans and Specs and environmental reports related to such Property provided by such Seller to Buyer;

                        (vi)    All Service Contracts;

                        (vii) All Existing Leases (other than guest or room booking and reservation contracts) and FF&E Leases and all agreements for real estate commissions, brokerage fees, finder's fees or other compensation payable by such Seller in connection therewith which will be binding on such Seller; and

                        (viii) To the extent in Seller's possession or control, all notices received from governmental authorities in connection with each Premises since January 1, 1998.

                (b) NO WARRANTY. NOTWITHSTANDING THE PRIOR PROVISIONS OF THIS PARAGRAPH TO THE CONTRARY, BUYER

ACKNOWLEDGES AND UNDERSTANDS THAT SOME OF THE MATERIALS DELIVERED BY SELLERS HAVE BEEN PREPARED BY PARTIES OTHER THAN SELLERS. SELLERS MAKE NO REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AS TO THE COMPLETENESS, CONTENT OR ACCURACY OF THE DELIVERED MATERIALS WHICH WERE NOT PREPARED BY OR UNDER THE SUPERVISION OF SELLERS OR ANY AFFILIATE OF ANY SELLER OR BASED ON INFORMATION SUPPLIED BY SELLERS OR ANY AFFILIATE OF ANY SELLER.

        12. Buyer Representations. Buyer hereby represents to Sellers, as of the date hereof and as of the Closing Date, as follows:

                (a) Organization. Buyer is a duly organized, validly existing corporation in good standing under the laws of the Commonwealth of Virginia and has all requisite power and authority to own, lease and operate its assets and properties and to carry on its business as now being, and is contemplated to be, conducted.

                (b) Authority. Buyer has all requisite power and authority to execute, deliver and perform all of its respective obligations under this Agreement and all instruments and other documents to be executed and delivered by it in connection with the transactions contemplated hereby.

                (c) No Conflicts. The execution, delivery and performance of this Agreement and all instruments and other documents to be executed and delivered in connection with the transactions contemplated hereby have been duly authorized by all necessary action on the part of Buyer and do not and will not
(i) require any consent or approval of its shareholders and/or partners, whichever is applicable, that has not been obtained or (ii) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Buyer or any provision of Buyer's organizational documents or (iii) contravene or result in any breach of or constitute any default under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, or other agreement or instrument to which Buyer is a party, or by which it may be bound or affected, which contravention, breach or default would adversely affect its ability to perform its obligations under this Agreement or the instruments and other documents to be executed and delivered by it in connection with the transactions contemplated hereby.

                (d) Enforceability. This Agreement constitutes, and, when executed, the other documents to be executed and delivered by Buyer in connection with the transactions contemplated hereby, will constitute, legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and general equitable principles which may limit the availability of equitable remedies.

                (e) Foreign Entity. Buyer is not a foreign entity, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and the regulations promulgated thereunder).

        13.     Conditions to Closing.

                (a) Buyer's Obligation to Close. In addition to any other conditions set forth in this Agreement, Buyer's obligation to consummate the closing in respect of each Property is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in the Agreement, including without limitation in this Paragraph 13(a), as to such Property, all of which shall be conditions precedent to Buyer's obligations under this Agreement as to such Property:

                        (i) Seller's Obligations. The Seller in question shall have performed all its obligations hereunder which are to be performed at or prior to closing for the Property in question.

                        (ii) Title Policy. The related title insurance company shall commit in writing to issue a standard form owner's title insurance policy for the State in which the Premises in question is located in the amount of the Purchase Price for such Premises, subject only to the related Permitted Encumbrances and otherwise as described in and in accordance with paragraph 4(a) of this Agreement.

                        (iii) Accuracy of Representations. The representations and warranties made by the related Seller in this Agreement shall be true and correct in all material respects as if made again on the Closing Date.

                        (iv) Mortgages. No mortgage, security interest or lien granted by the related Seller shall encumber all or any portion of the Property in question from and after the Closing Date, except, with respect to the FF&E, the FF&E Leases.

                        (v) Buyer, in its sole discretion, shall be satisfied with the environmental condition of the Property.

                (b) Sellers' Obligation to Close. In addition to any other conditions set forth in this Agreement, the related Seller's obligation to consummate the closing in respect of the Property owned by it is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Paragraph 13(b) as to such Property, all of which shall be conditions precedent to Sellers' obligations under this Agreement as to such
Property:

                        (i) Buyer's Obligations. Buyer shall have performed all obligations of Buyer hereunder which are to be performed at or prior to closing for the Property in question.

                        (ii) Buyer's Representations and Warranties. Buyer's representations and warranties set forth in this Agreement shall be true and correct in all material respects as if made again on the Closing Date.

        14.     Deliveries at Closing.

                (a) Sellers' Deliveries. On the Closing Date, the related Seller shall deliver, as applicable, to Buyer, or at Buyer's direction to the Title Company, with respect to each Property the following:

                        (i) Deed. With respect to each Premises, the Deed with respect to the Premises in question which shall be in the form and substance satisfactory to the related Seller and Buyer.

                        (ii) Bill of Sale. A Bill of Sale with respect to the Personal Property (other than Supplies), a Bill of Sale of the Supplies (other than alcoholic beverage inventories) to Buyer or its designee (as hereinafter defined) and a Bill of Sale for the alcoholic beverage inventories to the respective alcoholic beverage permit holder for the Premises in question, each of which shall be in substantially the form attached hereto as Exhibit "K".

                        (iii) Assignment and Assumption Agreement. The Assignment and Assumption Agreement with respect to the Existing Leases and Assigned Existing Agreements relating to the Premises owned by it, which shall be substantially in the form of Exhibit "G" (the "Assignment and Assumption Agreement").

                        (iv) Authority Documents. A corporate resolution and an incumbency certificate to evidence the capacity of any corporate officer signing on behalf of each Seller.

                        (v) FIRPTA Certification and Title Affidavit. An affidavit in the form attached hereto as Exhibit "L" from the related Seller with respect to compliance with the Foreign Investment in Real Property Tax Act (Internal Revenue Code Sec. 1445, as amended, and the regulations issued thereunder) and an affidavit in favor of the Title Company (which affidavit shall in no event expand the related Seller's warranty to Buyer contained in its Deed) from the related Seller in customary form providing, among other things, that it has not done or caused to be done any work on the Premises owned by it that has not been paid for and as to which mechanics' or materialmen's liens may be filed against the Premises owned by it following closing (or, at the related Seller's option, or if they are filed or may be filed that the related Seller will indemnify the Title Company against loss by reason thereof).

                        (vi) Possession and Keys. Possession of the Premises owned by it free and clear of all parties in possession except tenants under the Existing Leases and guests, and all keys, codes and other security devices for the Premises owned by it.

                        (vii) Tenant Notices. Written notice from each related Seller to each tenant under the Existing Leases in substantially the form attached hereto as Exhibit "M".

                        (viii) Books and Records. Copies of all books and records for the orderly transition of operation of the Premises owned by it.

                        (ix) Original Documents. The originals (to the extent in the related Seller's possession) or, if unavailable, copies certified to be true, correct and complete, of all Existing Leases, all Assigned Existing Agreements and all permits, licenses and other agreements relating to the maintenance and operation of the Premises owned by it and which are currently in the related Seller's possession.

                        (x)     Closing Statement. A closing statement.

                        (xi) Liquor License. If the Liquor Licenses are not obtained by Buyer or Liquor License Holder simultaneously with or upon completion of closing, the Liquor License Agreement.

                        (xii) Management and Licensing. Seller shall have caused Manager to enter into (a) a management agreement (the "New Management Agreement") for such Property for a term of twenty (20) years with the lessee of the Property and Buyer's affiliate ("Apple Management"), substantially in the form of Exhibit "O" attached hereto,
        (b) a license agreement (the "New License Agreement") for such Property with Apple Management substantially in the form of Exhibit "P" attached hereto, and (c) a System 21 license agreement (the "System 21 License Agreement") for such Property with Apple Management substantially in the form attached to and forming a part of the Franchise Offering Circular for the Homewood Suites Hotel System. It shall be a condition to Buyer's obligations under this Agreement that Buyer shall not be required to fund any accounts or reserves at closing (except for the sum of $65,000 which Buyer shall deposit in to the working capital account for each Property) nor shall Buyer be required to incur any fees in connection with the negotiation, execution and delivery of any of the foregoing agreements other than a franchise agreement fee not to exceed Twenty-Five Thousand and No/100 Dollars ($25,000.00) (the "Franchise Agreement Fee") for each Property.

                        (xiii) Other Documents. Any other documents which such related Seller is obligated to deliver to Buyer pursuant to this Agreement or that may be reasonably requested by Buyer or the Title Company.

                (b) Buyer's Deliveries. On the Closing Date, Buyer will deliver to the related Seller, or, at its direction, to the Title Company, with respect to each Property the following:

                        (i) Assignment and Assumption Agreement. An Assignment and Assumption Agreement in substantially the form of Exhibit "G".

                        (ii) Authority Documents. If requested by the Title Company, a corporate resolution and an incumbency certificate to evidence the capacity of any corporate officer signing on behalf of Buyer.

                        (iii) Purchase Price. The Purchase Price for each Property payable at closing, including instructions to Escrowee to deliver to the related Seller an amount equal to a portion of the Deposit in the amount of One Hundred Thousand and No/100 Dollars ($100,000.00), together with all accrued interest thereon, with respect to such Property.

                        (iv)    Closing Statement. A closing statement.

                        (v) Liquor License. If the Liquor Licenses are not obtained by Buyer, its designee or Liquor License Holder simultaneously with or upon completion of closing, the Liquor License Agreement.

                        (vi) Management and Licensing. (a) The New Management Agreement, (b) the New License Agreement, and (c) the System 21 License Agreement, each executed by Apple Management.

                        (vii) Other Documents. Any other documents which Buyer is obligated to deliver to the related Seller pursuant to this Agreement, or that may be reasonably requested by Seller or the Title Company.

        15.     Default.

                (a) Buyer's Default. If (i) at or prior to the Closing Date, Buyer refuses or fails to consummate the purchase of any Property pursuant to this Agreement for any reason other than termination hereof pursuant to the terms hereof or a default by the related Seller with respect to the Property owned by it, or (ii) any representation or warranty made by or on behalf of Buyer herein shall have been materially incorrect when made and shall remain as of such Closing Date incorrect in any material respect, or (iii) Buyer shall otherwise fail in any material respect to perform any of its obligations as and when required hereunder, then Sellers as their sole and exclusive remedy, shall have the right to terminate this Agreement by giving Buyer and Escrowee written notice thereof, in which event neither Sellers nor Buyer shall have any further rights, duties or obligations hereunder (except to the extent this Agreement specifically provides for the survival of certain obligations of Buyer) and Sellers shall be entitled to receive, as liquidated damages (Sellers and Buyer hereby acknowledging that the amount of damages resulting from any such breach of this Agreement by Buyer would be difficult or impossible to accurately ascertain), the remaining balance of the Deposit, and Escrowee shall immediately deliver to Sellers the remaining balance of the Deposit. Notwithstanding the foregoing, (x) in the event of any default by Buyer under this Agreement due to a breach after the closing contemplated hereby with respect to a particular Property, or of any covenant or indemnity which survives closing or any termination (partial or otherwise) hereof, the related Seller shall have any and all rights and remedies available at law or in equity by reason of such default or (y) if any Seller shall discover after closing with respect to the Property owned by it that any warranty or representation made by Buyer herein or in connection with the transactions contemplated herein was materially incorrect or breached when made, the provisions of Paragraph 15(b) shall apply with respect thereto. If Buyer terminates (partially or otherwise) this Agreement pursuant to a right granted to Buyer hereunder to do so, then neither Sellers nor Buyer shall have any further rights, duties or obligations hereunder (in the case of a partial termination, then only as to the Property in question), except to the extent this Agreement specifically provides for the survival of certain obligations of Buyer, and the Deposit or the Termination Return Portion, as applicable, together with all accrued interest thereon, shall be returned to Buyer. Neither Buyer's nor any related Seller's attendance or appearance at closing shall be deemed to nullify or void the provisions of this Paragraph.

                (b) Buyer's Representation Indemnity. Subject to the terms and provisions of Paragraphs 15(e) and (f), Buyer hereby agrees to indemnify, defend and hold each related Seller, its officers, directors, partners, shareholders and affiliates ("Seller Indemnified Parties") harmless from and against all losses, liabilities, damages, claims, demands, actions, causes of action and costs and expenses suffered or incurred by, or asserted against Seller Indemnified Parties to the extent relating to or arising from any material inaccuracy or material breach of any representation or warranty of Buyer made pursuant to this Agreement, provided, however, that, without limiting Buyer's obligations under Paragraph 9(b) or Paragraph 21(b) of this Agreement, no claim for indemnification from Buyer will be available under this Paragraph 15(b) unless such losses of the Seller Indemnified Parties, individually or in the aggregate, exceed $50,000, in which event the full amount of such losses shall be actionable.

                (c) Sellers' Default. If (i) at or prior to the Closing Date, any Seller refuses or fails to consummate the sale of any Property pursuant to this Agreement for any reason other than termination hereof pursuant to the terms hereof or a default by Buyer with respect to the Property in question, or (ii) any representation or warranty made by or on behalf of any Seller herein shall have been materially incorrect when made and shall remain as of such Closing Date incorrect in any material respect, or (iii) any Seller shall otherwise fail in any material respect to perform any of its obligations as and when required hereunder, then Buyer may elect either (i) to terminate this Agreement with respect to all of the Properties or the Property in question by giving the applicable Seller and Escrowee written notice thereof; or (ii) to treat this Agreement as being in full force and effect, in which event Buyer shall have the right to such remedies as may be available at law and in equity, including an action for damages or specific performance. Notwithstanding the foregoing, (x) in the event of any default by a Seller under this Agreement due to a breach after any closing contemplated hereby with respect to the Property owned by it of any covenant or indemnity which survives any such closing or any termination (partial or otherwise) hereof, Buyer shall have any and all rights and remedies available at law or in equity by reason of such default and (y) if Buyer shall discover after any closing that any warranty or representation made by a Seller herein or in connection with the transactions contemplated herein was materially incorrect or breached when made, the provisions of Paragraph 15(d) shall apply with respect thereto. If Buyer terminates (partially or otherwise) this Agreement pursuant to a right granted to

Buyer hereunder to do so, then neither Sellers nor Buyer shall have any further rights, duties or obligations hereunder (in the case of a partial termination, then only as to the Property in question), except to the extent this Agreement specifically provides for the survival of certain obligations of Buyer and/or Seller, and the Deposit or the Termination Return Portion, as applicable, together with all accrued interest thereon, shall be returned to Buyer. Neither Buyer's nor the related Seller's attendance or appearance at closing shall be deemed to nullify or void the provisions of this Paragraph.

                (d) Sellers Representation Indemnity. Subject to the terms and provisions of Paragraphs 15(e) and (f), each related Seller hereby agrees to indemnify, defend and hold Buyer, its officers, directors, partners, shareholders and affiliates ("Buyer Indemnified Parties") harmless from and against all losses, liabilities, damages, claims, demands, actions, causes of action and costs and expenses suffered or incurred by, or asserted against Buyer Indemnified Parties to the extent relating to or arising from any material inaccuracy or material breach of any representation or warranty of such Seller made pursuant to this Agreement with respect to the Property owned by it, provided, however, that, without limiting such Seller's obligations under Paragraph 9(a) or Paragraph 21(a) of this Agreement, no claim for indemnification from the related Seller will be available under this Agreement unless such losses of the Buyer Indemnified Parties, individually or in the aggregate, exceed $50,000, in which event the full amount of such losses shall be actionable.

        (e) Third-Party Claims. Promptly after receipt by any indemnified party (an "Indemnitee") of notice of the commencement of any action or claim resulting from the assertion of liability by third parties to which the indemnification obligations of a related Seller or Buyer (as the case may be) under this Agreement shall apply, the Indemnitee shall notify the indemnifying party (the "Indemnitor") in writing of the commencement of such action or claim and of the possibility of a claim by the Indemnitee against the Indemnitor under this Agreement; however, failure of the Indemnitee to so notify the Indemnitor will not relieve the Indemnitor of liability hereunder, except to the extent the Indemnitor shall demonstrate that such failure precludes Indemnitor from contesting such action or claim or such failure materially increases the amount for which Indemnitor would be liable in which event Indemnitor shall be relieved only to the extent of such increase. The Indemnitor shall be entitled to participate in such action and may, with the consent of the Indemnitee, which shall not be unreasonably withheld or delayed, assume the defense of such action with counsel selected by the Indemnitor with the reasonable approval of the Indemnitee. After the Indemnitor's assumption of the defense, the Indemnitor shall not be liable for (i) any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense of such action, unless (1) such expenses are incurred with the prior written approval of the Indemnitor or (2) the Indemnitee reasonably determines that its interests may be adverse in whole or in part to those of the Indemnitor and that there may be legal defenses available to the Indemnitee that are different from, in addition to or inconsistent with defenses available to the Indemnitor, in which case the Indemnitee may retain its own counsel and be indemnified by the Indemnitor for all legal and other expenses and costs reasonably incurred in connection with the investigation and defense of the action and (ii) any settlement effected without its prior written consent.

                None of the Indemnitees shall be liable for the settlement of any action effected without its express written consent. If any action is settled without the Indemnitee's written consent or if there is a final judgment against any of the Indemnitees in any action, the Indemnitor shall indemnify, hold harmless and defend the Indemnitees from and against all loss or liability incurred by reason of such settlement or judgment.

                (f) Timing of Indemnity Claim. No related Seller nor Buyer shall have any liability to the other by reason of a breach or default of any representations, unless the party alleging the breach shall have given to the other written notice ("Warranty Notice") of such breach or default within the Survival Period (as hereinafter defined) and shall have given to the breaching party an opportunity to cure any such breach or default within a reasonable period of time after the Warranty Notice. In no event shall the related Seller's liability to Buyer by reason of a breach or default of any of such Seller's representations exceed the Purchase Price for the related Property. Liability shall be limited to actual damages and shall not include consequential damages. Any litigation with respect to any representation must be commenced within six
(6) months from the date of the Warranty Notice, and if not commenced within such time period, the party delivering the Warranty Notice shall be deemed to have waived its claims for such breach or default.

        16.     Notices; Computation of Periods.

                (a) Notices. All notices given by either party to the other shall be in writing and shall be sent either (i) by United States Postal Service registered or certified mail, postage prepaid, return receipt requested, or (ii) by prepaid nationally recognized overnight courier service for next business day delivery, addressed to the other party at the following addresses listed below or (iii) via telecopier or facsimile transmission to the facsimile numbers listed below, provided, however, that if such communication is given via telecopier or facsimile transmission, an original counterpart of such communication shall concurrently be sent in the manner specified in clause (ii) above. Addresses and facsimile numbers of the parties are as follows:

                As to any Seller:

                        c/o Hilton Hotels Corp.
                        9336 Civic Center Drive
                        Beverly Hills, California 90210
                        Attention:  General Counsel
                        Fax: 310/205-7878

                with a copy at the same time to:

                        Greenberg Traurig, P.A.
                        450 South Orange Avenue, Suite 650
                        Orlando, Florida 32801
                        Attention:  Michael J. Sullivan, Esq.
                        Fax: 407/420-5909

                As to Buyer:

                        10 South Third Street
                        Richmond, Virginia 23219
                        Attention:  Glade M. Knight, President
                        Fax:     804/344-8129

                with a copy at the same time to:

                        McGuireWoods LLP
                        One James Center
                        Richmond, Virginia 23219
                        Attention:  Nancy R. Little, Esq.
                        Fax:  804/698-2101

or to such other address as the respective parties may hereafter designate by notice in writing in the manner specified above. Any notice may be given on behalf of any party by its counsel. Notices given in the manner aforesaid shall be deemed sufficiently served or given for all purposes under this Agreement upon the earliest of (i) actual receipt or refusal by the addressee, (ii) three business days following the date such notices, demands or requests shall be deposited in any Post Office, or branch Post Office regularly maintained by the United States Government or (iii) one business day after delivered to the overnight courier service.

                (b) Computation of Periods. If the final day of any period of time in any provision of this Agreement falls upon a Saturday, Sunday or a holiday observed by federally insured banks in the State of California, the State of New York or the Commonwealth of Virginia or by the United States Postal Service, then, the time of such period shall be extended to the next day which is not a Saturday, Sunday or holiday. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period is so computed is to be included, unless such last day is a Saturday, Sunday or holiday in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or holiday.

        17.     Fire or Other Casualty.

                (a) Casualty Insurance. Each Seller agrees to maintain in effect until the Closing Date the fire and extended coverage insurance policies now in effect with respect to such Property, which policies shall be for the full replacement cost of each Property.

                (b) Casualty Damage. If any Premises or a material portion of the related FF&E shall be damaged or destroyed by fire or other casualty between the date of this Agreement and the Closing Date, the related Seller shall give written notice thereof to Buyer. Subject to subparagraph (c) below, the obligation of Buyer to complete closing under this Agreement shall in no way be voided or impaired, and Buyer shall be required to accept the affected Premises and the affected FF&E in their then damaged condition without abatement of the Purchase Price for such Property. If any such damage or destruction occurs after the date of this Agreement, the proceeds of all fire and extended coverage insurance policies attributable to the affected Premises or the affected FF&E received by the related Seller prior to the Closing Date (and not used by such Seller for the repair of the affected Premises and the affected FF&E (and Buyer hereby authorizes such Seller to use the proceeds for such purpose) shall be disbursed by such Seller to Buyer at closing, together with the amount of any deductible applicable to the event in question under such policies, and all unpaid claims under such insurance policies attributable to the affected Premises and the affected FF&E shall be assigned by the related Seller to Buyer on the date of closing and there shall be no reduction in the Purchase Price for such Property by reason of such unpaid claim.

                (c) Right of Termination. Notwithstanding any of the preceding provisions of this Paragraph 17, if the Improvements on the affected Premises or the related FF&E shall be substantially damaged by fire or other insured casualty prior to the Closing Date, Buyer shall have the right to terminate this Agreement solely as to the Property in question by written notice to the related Seller. Upon such termination, the Termination Return Portion shall be returned to Buyer, neither party shall have any further rights or obligations hereunder as to the Property in question (except as expressly set forth in this Agreement), and this Agreement, solely as to the Property in question, shall terminate. Substantial damage shall mean such damage that would cost, in the judgment of an independent third-party real estate professional retained by Seller and acceptable to Buyer, at least $100,000 to repair to its prior condition. If Buyer desires to terminate this Agreement pursuant to this subparagraph (c), Buyer must give a written notice of such termination to the related Seller within fifteen (15) days of the related Seller's notice of such casualty to Buyer and that the Improvements and related FF&E have been substantially damaged, together with such independent third-party's judgment as to the cost to repair.

        18.     Condemnation.

                (a) Immaterial Taking. If any part of any Property shall be taken, or there shall be a threat of any taking of any part of the Property, by exercise of the power of eminent domain after the date of this Agreement and prior to the Closing Date, and any such taking or threatened taking does not involve a material portion of the Property (as hereinafter defined) and does not materially interfere with the use of the Property in question for the purposes for which it is currently used, this Agreement shall continue in full force and effect and there shall be no abatement of the Purchase Price for the Property in question. The related Seller shall be relieved, however, of its duty to convey title to the portion so taken, but such Seller shall, on the Closing Date, assign to Buyer all rights and claims to any claims and awards arising therefrom as well as any money theretofore received by such Seller on account thereof, net of any expenses to such Seller, including attorney's fees of collecting the same. The related Seller shall promptly furnish Buyer with a copy of the declaration of taking property after such Seller's receipt thereof.

                (b) Material Taking. If any such taking of a portion of any Property involves the taking or threatened taking of access to or any material portion of the

Property or materially interferes with the use of such Property for the purposes for which it is currently used, Buyer may terminate this Agreement solely as to the Property in question by written notice to the related Seller. Upon the giving of such termination notice, this Agreement solely as to the Property in question shall terminate and neither party shall have any further rights or obligations hereunder as to the Property in question (except as expressly provided for in this Agreement), and the Termination Return Portion as to such Property shall be returned to Buyer. A material portion of the Property shall mean a taking (x) involving $250,000 or more, (y) involving access to the Property or (z) materially affecting parking for the Property.

        19. Successors and Assigns. Buyer may not assign or suffer an assignment of this Agreement and its rights under this Agreement, without the prior written consent of Sellers, which consent Sellers may deny in their sole and absolute discretion; provided, however, that Buyer may assign this Agreement without consent of Sellers to an affiliate or affiliates of Buyer. Buyer has advised Sellers that Buyer may have an affiliate or affiliates of Buyer own, operate and/or lease all or any of the Properties. Each Seller agrees to cooperate with Buyer and Buyer's affiliate(s) by assigning or transferring Existing Leases, Assigned Existing Agreements, Supplies or Licenses to such affiliate(s), provided, however, in any and all events the applicable affiliate shall be liable for any and all post-closing obligations of Buyer hereunder and for any and all obligations of the assignee under any of the assignment and assumption agreements executed in connection with the Closing with respect to each Property. The documentation to be provided at Closing for each Property shall be revised to reflect any such assignment or transfer, the existence of the applicable affiliate. By so cooperating with Buyer, Sellers shall incur or be obligated to pay no additional costs or expenses beyond those that it is obligated to incur or pay pursuant to the provisions of this Agreement, and Sellers shall incur no additional liability beyond the liability incurred or contemplated to be incurred by Sellers pursuant to the provisions of this Agreement. Subject to the foregoing limitations, this Agreement shall extend to, and shall bind, the respective heirs, executors, personal representatives, successors and assigns of Sellers and Buyer.

        20.     Inspection Period.

                (a) Right to Inspect. Buyer and its agents and representatives shall have the right, prior to 5:00 p.m. Eastern Time on the date that is forty-five (45) days after the Effective Date (the "Inspection Period"), to evaluate the Properties and all information related thereto and to enter upon each Property for the purpose of inspecting the physical condition of each such Property (including, without limitation, conducting and obtaining a Phase I environmental assessment report and, if recommended by the Phase I report, a Phase II environmental assessment report, a structural engineering report, sampling building materials and testing of indoor air), testing of machinery and equipment, taking of measurements, making of surveys and generally for the reasonable ascertainment of the physical condition of each such Property and conducting such other tests and inspections as Buyer deems necessary or appropriate, and to examine the books and records of and all other information related to the Properties. Buyer further agrees that it shall (i) restore any damage to any Property or any adjacent property caused by Buyer's inspection and
(ii) indemnify, defend and save Sellers and, as the case may be, their respective partners, trustees, shareholders, directors, officers, employees and agents harmless of and from any and all liabilities which any Seller and its partners, trustees, shareholders, directors, officers, employees and agents may suffer by reason of damage to the Property resulting from such entry and inspections, including any mechanic's lien filed against any Property as a result thereof.

                (b) No Liens Permitted. Nothing contained in this Agreement shall be deemed or construed in any way as constituting the consent or request of Sellers, express or implied by inference or otherwise, to any party for the performance of any labor or the furnishing of any materials to any Property or any part thereof, nor as giving Buyer any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any liens against any Property or any part thereof.

        Within five (5) days following the date of this Agreement, each related Seller, at Seller's sole cost and expense, will deliver to Buyer (or make available at each Premises) for Buyer's review, subject to the confidentiality provision in Paragraph 24(h) hereof, to the extent not previously delivered to Buyer, true, correct and complete copies of all survey, title, environmental, financial and/or other information related to each Property as Buyer may reasonably request to the extent in the possession or control of any Seller or its affiliates or available upon request or otherwise reasonably obtainable by any of them. In addition, each related Seller shall, upon request of Buyer, make available to Buyer and Buyer's representatives and agents, for inspection and copying during normal business hours, all records located at each related Seller's corporate offices, and each related Seller agrees to provide Buyer copies of all other reasonably requested information related to the management, operation, use, occupancy or leasing of or title to each Property and the plans and specifications for development of each Property. At any time during the Inspection Period, Buyer may, in its sole and absolute discretion, elect not to proceed with the purchase of any Property for any reason whatsoever by giving written notice thereof to the related Seller, in which event: (i) the Initial Deposit or Termination Return Portion (as applicable), together with all accrued interest thereon, shall be promptly returned by Escrowee to Buyer, (ii) this Agreement shall be terminated automatically as to such Property, (iii) Buyer shall promptly return to Sellers the document binders provided to Buyer by Sellers and (iv) Buyer and the related Seller will be relieved of all other rights, obligations and liabilities hereunder with respect to such Property, except as expressly provided herein. Buyer acknowledges receipt from Sellers of document binders containing certain preliminary information related to the Properties.

        21.     Brokers.

                (a) Each Seller hereby represents to Buyer that it has not dealt with any finder, broker or consultant in connection with this Agreement or the transactions contemplated hereby. Each Seller agrees to, and hereby does, indemnify and save harmless Buyer and its affiliates and their respective successors and assigns against and from any loss, liability or expense, including reasonable attorneys' fees, arising out of any claim or claims for commissions or other compensation for bringing about this

Agreement or the transactions contemplated hereby made by any broker, finder, consultant or like agent claiming to have dealt with Sellers.

                (b) Buyer hereby represents to Sellers that it has not dealt with any finder, broker or consultant in connection with this Agreement or the transactions contemplated hereby. Buyer agrees to, and hereby does, indemnify and save harmless Sellers and their affiliates and their respective successors and assigns against and from any loss, liability or expense, including reasonable attorneys' fees, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by any broker, finder, consultant or like agent claiming to have dealt with Buyer.

        22.     Condition of Premises.

                (a) Seller's Repairs. Between the date of the execution of this Agreement and the Closing Date, each Seller shall perform all customary ordinary repairs to its Property as such Seller has customarily previously performed to maintain them in substantially the same condition as they are as of the date of this Agreement, as said condition shall be changed by reasonable wear and tear or damage by fire or other casualty. Notwithstanding the foregoing, no Seller shall have any obligation to make any structural or extraordinary repairs or capital improvements between the date of this Agreement and Closing except those already scheduled or in progress and except as set forth on Exhibit "Q" attached hereto and made a part hereof.

                (b) Interim Operation. Each related Seller hereby covenants and agrees that, subject to the provisions of this Agreement, between the date of this Agreement and the Closing Date, in respect of its Property, it shall:

                        (i) Operate, manage, and maintain such Property in accordance with Homewood Suites by Hilton(R) System standards as currently employed at such Property, including, without limitation, (i) using reasonable efforts to keep available the services of the present employees at the Improvements and to preserve its relations with guests, suppliers and other parties doing business with such Seller with respect to such Property, (ii) accepting booking contracts for the use of the Property's hotel facilities on terms not less favorable than the terms typically arranged by Seller as of the date of this Agreement and retaining such bookings, and (iii) maintaining the current level of advertising and other promotional activities for such Property;

                        (ii) Keep, observe, and perform all its material obligations under the Existing Leases, the Assigned Existing Agreements and all other applicable contractual arrangements relating to its Property;

                        (iii) Keep merchandise, supplies and inventory adequately stocked, consistent with the standard set forth in clause (i) above, as if the sale of the Property in question were not to occur, including, without limitation, maintaining linens and bath towels at least at a 2-par level for all guest suites in such Property;

                        (iv) Not grant any bonus, free rent, rebate or other concession to any present or future tenant, without Buyer's prior written consent;

                        (v) Advise Buyer promptly if it becomes aware that any representation or warranty contained in this Agreement is not true and correct in any material respect;

                        (vi) Not sell or assign, or enter into any agreement to sell or assign the Property or any portion thereof;

                        (vii) Use its commercially reasonable efforts not to allow any permit, license or certificate currently in existence with respect to the operation, use, occupancy or maintenance of the Property to expire, be cancelled or otherwise terminated; and

                        (viii) Not cancel any existing booking contracts for the use of the Property's hotel facilities or new booking contracts obtained by such Seller after the date of this Agreement.

                (c) NO WARRANTIES; CHANGE OF CONDITIONS; RELEASE. THE ENTIRE AGREEMENT BETWEEN EACH SELLER AND BUYER WITH RESPECT TO ITS PROPERTY AND THE SALE THEREOF IS EXPRESSLY SET FORTH IN THIS AGREEMENT. THE PARTIES ARE NOT BOUND BY ANY AGREEMENTS, UNDERSTANDINGS, PROVISIONS, CONDITIONS, REPRESENTATIONS OR WARRANTIES (WHETHER WRITTEN OR ORAL AND WHETHER MADE BY ANY SELLER OR ANY AGENT, EMPLOYEE OR PRINCIPAL OF ANY SELLER) OTHER THAN AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. WITHOUT IN ANY MANNER LIMITING THE GENERALITY OF THE FOREGOING, BUYER ACKNOWLEDGES THAT IT AND ITS REPRESENTATIVES HAVE FULLY INSPECTED EACH PROPERTY, ANY RELATED EXISTING LEASES AND ANY RELATED ASSIGNED EXISTING AGREEMENTS, OR WILL BE PROVIDED WITH AN ADEQUATE OPPORTUNITY TO DO SO, ARE OR WILL BE FAMILIAR WITH THE FINANCIAL AND PHYSICAL (INCLUDING WITHOUT LIMITATION ENVIRONMENTAL) CONDITION THEREOF, AND THAT, EXCEPT FOR ANY LIABILITY THAT MAY RESULT FROM THE CONDITION OF THE ELEVATOR SHAFT AND THE NUMBER OF PARKING SPACES REFERENCED IN EXHIBIT Q ATTACHED TO THIS AGREEMENT, EACH PROPERTY, ANY RELATED EXISTING LEASES AND ANY RELATED ASSIGNED EXISTING AGREEMENTS WILL BE PURCHASED BY BUYER IN AN "AS IS" AND "WHERE IS" CONDITION AND WITH ALL EXISTING DEFECTS (PATENT AND LATENT) AS A RESULT OF SUCH INSPECTIONS AND INVESTIGATIONS AND NOT IN RELIANCE ON ANY AGREEMENT, UNDERSTANDING, CONDITION, WARRANTY (INCLUDING, WITHOUT LIMITATION, WARRANTIES OF HABITABILITY,

MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE) OR REPRESENTATION MADE BY ANY SELLER OR ANY AGENT, EMPLOYEE OR PRINCIPAL OF ANY SELLER (EXCEPT AS EXPRESSLY ELSEWHERE PROVIDED IN THIS AGREEMENT) AS TO THE FINANCIAL OR PHYSICAL (INCLUDING WITHOUT LIMITATION ENVIRONMENTAL) CONDITION OF ITS PROPERTY OR THE AREAS SURROUNDING SUCH PROPERTY OR AS TO ANY OTHER MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, AS TO ANY PERMITTED USE THEREOF, AS TO THE ZONING CLASSIFICATION THEREOF OR COMPLIANCE THEREOF WITH FEDERAL, STATE OR LOCAL LAWS, AS TO THE INCOME OR EXPENSE IN CONNECTION THEREWITH OR AS TO ANY OTHER MATTER IN CONNECTION THEREWITH (OTHER THAN MATTERS ARISING FROM THE FRAUD OR WILLFUL MISCONDUCT OF ANY SELLER OR ANY AGENT, EMPLOYEE OR PRINCIPAL OF ANY SELLER). BUYER ACKNOWLEDGES THAT NO SELLER, NOR ANY AGENT NOR EMPLOYEE OF A SELLER NOR ANY OTHER PARTY ACTING ON BEHALF OF ANY SELLER HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY SUCH AGREEMENT, CONDITION, REPRESENTATION OR WARRANTY EITHER EXPRESSED OR IMPLIED. THIS PARAGRAPH SHALL SURVIVE CLOSING FOR EACH PROPERTY, AND SHALL BE DEEMED INCORPORATED BY REFERENCE AND MADE A PART OF ALL DOCUMENTS DELIVERED BY THE RELATED SELLER TO BUYER IN CONNECTION WITH THE SALE OF SUCH SELLER'S PROPERTY.

        EXCEPT AS OTHERWISE EXPRESSLY PROVIDED FOR IN THIS AGREEMENT OR AS OTHERWISE MAY BE AGREED TO BY BUYER AND THE RELATED SELLER IN WRITING: (X) BUYER SHALL ACCEPT EACH PROPERTY AT THE TIME OF CLOSING FOR SUCH PROPERTY IN THE SAME CONDITION AS THE SAME IS AS OF JANUARY 22, 2003, THE DATE INSPECTED BY BUYER OR ITS REPRESENTATIVES OR AGENTS, AS SUCH CONDITION SHALL HAVE CHANGED BY REASON OF REASONABLE WEAR AND TEAR, (Y) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING CLAUSE (X), BUYER SPECIFICALLY ACKNOWLEDGES THAT THE FACT THAT ANY PORTION OF ANY PROPERTY OR ANY EQUIPMENT OR MACHINERY IN SUCH PROPERTY OR ANY PART OF ANY THEREOF MAY NOT BE IN WORKING ORDER OR CONDITION AT THE CLOSING DATE BY REASON OF REASONABLE WEAR AND TEAR, OR DAMAGE BY FIRE OR OTHER CASUALTY OR BY REASON OF ITS PRESENT CONDITION, SHALL NOT RELIEVE BUYER OF ITS OBLIGATION TO COMPLETE CLOSING UNDER THIS AGREEMENT FOR SUCH PROPERTY AND PAY THE FULL PURCHASE PRICE FOR SUCH PROPERTY EXCEPT AS PROVIDED IN THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, IN PARAGRAPHS 17 AND 18, AND (Z) EXCEPT AS PROVIDED IN SUBPARAGRAPH 22(a) ABOVE OR AS OTHERWISE MAY BE AGREED BY BUYER AND THE RELATED SELLER, THE RELATED SELLER HAS NO OBLIGATION TO MAKE ANY REPAIRS OR REPLACEMENTS REQUIRED BY REASON OF WEAR AND TEAR OR FIRE OR OTHER CASUALTY BUT MAY, AT ITS OPTION, MAKE ANY SUCH REPAIRS AND REPLACEMENTS PRIOR TO THE CLOSING DATE.

        WITHOUT LIMITING THE FOREGOING, BUYER HEREBY RELEASES EACH SELLER AND (AS THE CASE MAY BE) SUCH SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, MANAGERS AND AGENTS FROM ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTIONS, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEY'S FEES WHETHER THE SUIT IS INSTITUTED OR NOT) WHETHER KNOWN OR UNKNOWN, LIQUIDATED OR CONTINGENT (HEREINAFTER COLLECTIVELY CALLED THE "CLAIMS") ARISING FROM OR RELATING TO (i) ANY DEFECTS (PATENT OR LATENT), ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION OF SUCH SELLER'S PROPERTY, OR (ii) ANY OTHER CONDITIONS (EXCEPT FOR LIABILITY RESULTING FROM THE CONDITION OF THE ELEVATOR SHAFT OR THE NUMBER OF PARKING SPACES AS PROVIDED IN EXHIBIT Q ATTACHED HERETO), INCLUDING ENVIRONMENTAL AND OTHER PHYSICAL CONDITIONS AFFECTING SUCH PROPERTY, EXCEPT TO THE EXTENT ANY CLAIM UNDER CLAUSE (i) OR CLAUSE (ii) ARISES OR RESULTS FROM FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE RELEASE SET FORTH IN THIS PARAGRAPH SHALL NOT APPLY TO ANY LIABILITY OF SELLER UNDER EXHIBIT Q ATTACHED HERETO BUT SPECIFICALLY INCLUDES, WITHOUT LIMITATION AND TO THE EXTENT PERMITTED BY LAW, ANY CLAIMS UNDER ANY ENVIRONMENTAL LAWS OF THE UNITED STATES, THE STATE IN WHICH THE PROPERTY IN QUESTION IS LOCATED OR ANY POLITICAL SUBDIVISION THEREOF OR UNDER THE AMERICANS WITH DISABILITIES ACT OF 1990, AS ANY OF THOSE LAWS MAY BE AMENDED FROM TIME TO TIME AND ANY REGULATIONS, ORDERS, RULES OF PROCEDURES OR GUIDELINES PROMULGATED IN CONNECTION WITH SUCH LAWS, REGARDLESS OF WHETHER THEY ARE IN EXISTENCE ON THE DATE OF THIS AGREEMENT. BUYER ACKNOWLEDGES THAT BUYER HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF BUYER'S SELECTION AND BUYER IS GRANTING THIS RELEASE OF ITS OWN VOLITION AND AFTER CONSULTATION WITH BUYER'S COUNSEL. THE RELEASE SET FORTH HEREIN DOES NOT APPLY TO THE REPRESENTATIONS OF EACH RELATED SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY OTHER DOCUMENT OR INSTRUMENT DELIVERED IN CONNECTION WITH THE CLOSING OF ANY PROPERTY.

        23.     Survival of Provisions.

                (a) Acceptance by Buyer of the Deed at closing for a particular Property shall constitute an acknowledgment by Buyer of full performance by the related Seller of all of such Seller's obligations under this Agreement to be performed prior to the Closing Date.

                (b) Any of Seller's or Buyer's obligations under this Agreement as shall possibly imply performance or observance after the Closing Date shall survive closing, notwithstanding any presumption to the contrary; without in any manner limiting the generality of the foregoing provisions of this sentence, the obligations of the parties under Paragraphs 6, 8, 9, 20, 21, and 22(e) above shall survive closing.

                (c)     (i)     Notwithstanding any provision to the contrary
set forth in this Agreement, the warranties and representations of each related Seller set forth in this Agreement as to its Property shall survive closing for such Property under this Agreement for a period of twelve (12) months (the "Survival Period"), provided, however, that the warranties and representations of the related Seller set forth in this Agreement with respect to Existing Leases for which a Tenant Estoppel Certificate is delivered shall not survive closing of such Property to the extent the subject matter of such representation is addressed by a Tenant Estoppel Certificate.

                (ii) If Buyer determines or should reasonably have determined that any of the related Seller's representations are breached prior to the Closing Date for the related Property, Buyer's sole right and remedy shall be to terminate this Agreement solely as to the Property in question by giving to the related Seller written notice of such termination prior to the closing for the related Property. Upon the giving of such termination notice, and return of the Terminated Return Portion to Buyer, this Agreement solely as to the Property in question shall terminate and neither party shall have any further rights or obligations hereunder as to the Property in question, except for the indemnity obligations of Buyer to the related Seller set forth in
Section 20(a) of this Agreement which will survive termination of this Agreement and the Termination Return Portion as to such Property shall be returned to Buyer. If Buyer fails to give such written termination notice to the related Seller within such time period, Buyer shall be deemed to have waived any right or remedy (including, without limitation, any right under this Agreement to so terminate this Agreement) against the related Seller by reason of the breach of such representation.

                (iii) The provisions of this Paragraph 23 shall survive closing.

        24.     Miscellaneous.

                (a) Captions or Headings; Interpretation. The captions or headings of the Paragraphs and subparagraphs of this Agreement are for convenience only, and shall not control or affect the meaning or construction of any of the terms or provisions of this Agreement. Wherever in this Agreement the singular number is used, the same shall include the plural and vice versa and the masculine gender shall include the feminine gender and vice versa as the context shall require.

                (b) Amendments and Waivers. No change, alteration, amendment, modification or waiver of any of the terms or provisions of this Agreement shall be valid, unless the same shall be in writing and signed by Buyer and Sellers.

                (c) No Rule of Construction. This Agreement has been negotiated at arms length by both Sellers and Buyer, and no rule of construction shall be invoked against either party with respect to the authorship thereof or of any of the documents to be delivered by the respective parties at the closing.

                (d) Counterparts. This Agreement may be executed in multiple counterparts each of which shall be deemed an original but together shall constitute one agreement.

                (e) Applicable Law. This Agreement shall be governed and construed according to the laws of the State of Delaware without regard to conflicts of law principles.

                (f) Right to Waive Conditions or Contingency. Buyer and Sellers may waive any of the terms and conditions of this Agreement made for its benefit provided such waiver is in writing and signed by the party waiving such term or condition.

                (g) Partial Invalidity. If any term, covenant, condition or provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable, at any time or to any extent, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby. Each term, covenant, condition and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

                (h) Confidentiality. Buyer and Seller each agree that, except to the extent otherwise required by law (including without limitation, laws and regulations applicable to public companies), the transactions contemplated by this Agreement shall be kept confidential and shall not be disclosed without the written consent of the other. Buyer further agrees that the documents and all other information, other than matters of public record, furnished to, or obtained through inspection of each Property by, Buyer, its affiliates, lenders, employees or agents relating to each such Property, will be treated by Buyer, its affiliates, lenders, employees and agents as confidential, and will not be disclosed except as necessitated by Buyer's due diligence or as may be necessary to effectuate the transactions contemplated by this Agreement. This confidentiality provision shall terminate upon the Closing with respect to a Property as to the transaction contemplated hereby as it relates to such Property and Buyer's disclosure of information regarding such Property, provided that no press release shall be made without the prior written approval of Buyer and Seller.

                (i) Property Excluded. This sale does not include the items of personal property listed on Exhibit "N" hereto.

                (j) Agreement Not To Be Recorded. This Agreement shall not be filed of record by or on behalf of Buyer in any office or place of public record. If Buyer fails to comply with the terms hereof by recording or attempting to record this Agreement or a notice thereof, such act shall not operate to bind or cloud the title to any Property. Sellers shall, nevertheless, have the right forthwith to institute appropriate legal proceedings to have the same removed from record. If Buyer or any agent, broker or counsel acting for Buyer shall cause or permit this Agreement or a copy thereof to be filed in an office or place of public record, Sellers, at their option, and in addition to

Seller's other rights and remedies, may treat such act as a default of this Agreement on the part of Buyer. However, the filing of this Agreement in any lawsuit or other proceedings in which such document is relevant or material shall not be deemed to be a violation of this Paragraph.

                (k) Time of the Essence. Time, wherever specified herein for the performance by any related Seller or Buyer of any of their respective obligations hereunder, is hereby made and declared to be of the essence of this Agreement.

        25.     Duties and Responsibilities of Escrowee.

                (a) Escrowee shall deliver all or a portion of the Deposit to Sellers or Buyer promptly after receiving a joint written notice from Sellers and Buyer directing the disbursement of the same, such disbursement to be made in accordance with such direction. If Escrowee receives written notice from Buyer or Sellers that the party giving such notice is entitled to all or a portion of the Deposit, which notice shall describe with reasonable specificity the reasons for such entitlement, then Escrowee shall (i) promptly give notice to the other party of Escrowee's receipt of such notice and enclosing a copy of such notice, and (ii) subject to the provisions of the following paragraph, which shall apply if a conflict arises, on the fourteenth (14th) day after the giving of the notice referred to in clause (i) above (or if such day is not a business day, the next succeeding business day), deliver all or such portion of the Deposit to the party claiming the right to receive it.

                (b) In the event Escrowee shall be uncertain as to its duties or actions hereunder or shall receive instructions or a notice from Buyer or Sellers which are in conflict with instructions or a notice from the other party or which, in the determination of Escrowee, are in conflict with any of the provisions of this Agreement, it shall be entitled to take any of the following courses of action:

                        (i) Hold the Deposit as provided in this Agreement and decline to take any further action until Escrowee receives a joint written direction from Buyer and the related Seller or any order of a court of competent jurisdiction directing the disbursement of all or a portion of the Deposit, in which case Escrowee shall then disburse all or such portion of the Deposit in accordance with such direction;

                        (ii) In the event of litigation between Buyer and Sellers, Escrowee may deliver the Deposit to the clerk of any court in which such litigation is pending; or

                        (iii) Escrowee may deliver the Deposit to a court of competent jurisdiction and therein commence an action for interpleader, the cost thereof to Escrowee to be borne by whichever of Buyer or Sellers does not prevail in the litigation.

                (c) Escrowee shall not be liable for any action taken or omitted in good faith and believed by it to be authorized or within the rights or powers conferred

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

upon it by this Agreement and it may rely, and shall be protected in acting or refraining from acting in reliance, upon an opinion of counsel and upon any directions, instructions, notice, certificate, instrument, request, paper or other documents believed by it to be genuine and to have been made, sent, signed or presented by the proper party or parties. Escrowee shall be under no obligation to take any legal action in connection with the Deposit or this Agreement or to appear in, prosecute or defend any action or legal proceedings which would or might, in its sole opinion, involve it in cost, expense, loss or liability unless, in advance, and as often as reasonably required by it, Escrowee shall be furnished with such security and indemnity as it finds reasonably satisfactory against all such cost, expense, loss or liability. Notwithstanding any other provision of this Agreement, Buyer and Sellers indemnify and hold harmless Escrowee against any loss, liability or expense incurred without negligence or bad faith on its part and arising out of or in connection with its services under the terms of this Agreement, including the cost and expense of defending itself against any claim of liability.

                (d) Escrowee shall not be bound by any modification of this Agreement unless the same is in writing and signed by Buyer, Sellers and Escrowee. From time to time on or after the date hereof, Buyer and Sellers shall deliver or cause to be delivered to Escrowee such further documents and instruments that fall due, or cause to be done such further acts as Escrowee may reasonably request (it being understood that Escrowee shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance with this Agreement or to assure itself that it is protected in acting hereunder.

                (e) Escrowee shall serve hereunder without fee for its services as escrow agent, but shall be entitled to reimbursement for expenses incurred hereunder, which expenses shall be paid and borne equally by Buyer and Sellers, unless such expenses are associated with litigation between Buyer and Sellers, in which event they shall be borne by the party that does not prevail in the litigation. Escrowee agrees that it will not seek reimbursement for the services of its employees or partners but only for its actual and reasonably incurred out-of-pocket expenses. Escrowee executes this Agreement solely for the purpose of consenting to, and agreeing to be bound by, the provisions of this Paragraph 25, and to the extent applicable to Escrowee, Paragraph 2(a).

        26. Exclusivity. Provided Buyer is not in default hereunder and is otherwise proceeding in good faith hereunder, during the period between the date hereof and the Outside Closing Date or earlier termination of this Agreement (in its entirety or as to a particular Property) in accordance with the terms and conditions herein, each related Seller shall not, and shall not permit its employees, agents or representatives to, directly or indirectly, make, solicit, accept, negotiate or otherwise pursue any offers for the sale or financing of its related Property or any portion thereof, other than as is contemplated under this Agreement.

        27.     Limitation on Liability

                (a) Prior to closing, the obligations of each Seller under this Agreement shall be limited to the related Seller's interest in the Property owned by it, and

Buyer shall not have any claim against any other asset of such Seller. With respect to claims against a Seller arising under this Agreement after closing, each Seller's liability for such claims shall be limited to the Purchase Price for the Property owned by such Seller. Notwithstanding the foregoing, the limitations on liability provided for in this Paragraph 27(a) shall not apply in the event of any fraud, gross negligence or willful misconduct by any Seller.

                (b) Prior to closing, the obligations of Buyer under this Agreement with respect to any Property shall be limited to the amount of the Deposit deposited with respect to such Property, and Seller shall not have any claim against any other asset of Buyer. With respect to claims against Buyer arising after closing with respect to any Property, Buyer's liability for such claims shall be limited to its interest in such Property. Notwithstanding the foregoing, the limitations on liability provided for in the Paragraph 27(b) shall not apply in the event of any fraud, gross negligence or willful misconduct by Buyer.

                IN WITNESS WHEREOF, the parties hereto, intending legally to be bound hereby, have executed this Agreement as of the date first above written.

                                  SELLERS:

                                  PROMUS HOTELS INC., a Delaware
                                  corporation

                                  By   /s/ Mariel A. Joliet
                                    ------------------------------------------
                                    Name:  Mariel A. Joliet
                                    Title: Senior Vice President and Treasurer
                                    Date:
                                           -----------------------------------

                                  PROMUS HOTELS FLORIDA, INC., a
                                  Delaware corporation

                                  By   /s/ Mariel A. Joliet
                                    ------------------------------------------
                                    Name:  Mariel A. Joliet
                                    Title: Senior Vice President and Treasurer
                                    Date:
                                           -----------------------------------

                                  BUYER:

                                  APPLE SUITES REALTY GROUP, INC., a
                                  Virginia corporation

                                  By  /s/ Glade M. Knight
                                    ------------------------------------------
                                    Name: Glade M. Knight
                                    Title: President
                                    Date:
                                              --------------------------------

                                      ESCROWEE:

                                      LANDAMERICA-DALLAS NATIONAL DIVISION

                                      By   /s/ John K. Pettiette
                                        ----------------------------------------
                                        Name:  John K. Pettiette
                                        Title: VP/Sr. NCS Counsel
                                        Date:
                                               ---------------------------------

                                      Address and facsimile number of Escrowee:

                                      LandAmerica - Dallas National Division
                                      7557 Rambler Road, Suite 1200
                                      Dallas, Texas 75231
                                      Attn:  David Long
                                      Fax No.:  (214) 346-7131 or (877) 556-8112

                                  EXHIBIT "A-1"

                          LEGAL DESCRIPTION OF PREMISES
                                (Albuquerque, NM)

Tract B-2-A of the Plat of Tracts B-2-A and B-2-B of La Mesa Medical Center, Albuquerque, New Mexico, as the same is shown and designated on the plat thereof, filed in the office of the County Clerk of Bernalillo County, New Mexico on July 15, 1997 in Plat Book 97C, page 218.

                                  EXHIBIT "A-2"

                          LEGAL DESCRIPTION OF PREMISES
                                (Baton Rouge, LA)

A certain tract of land together with all improvements containing 3.282 acres, located in Sections 93, T7S, R1E, GLD, East Baton Rouge Parish, Louisiana, shown as Lots A and B on the "Final Plat of CitiPlace" by Ronald K. Ferris, P.E., P.L.S., dated January 20, 1995 and recorded in the East Baton Rouge Parish Clerk of Court's Office as Original 262 Bundle 10057, as revised June 21, 1995, on file and of record in the East Baton Rouge Parish Clerk of Court's Office as Original 237, Bundle 10605, and as revised July 20, 1995, on file and of record in the East Baton Rouge Parish Clerk of Court's Office as Original 139, Bundle 10618, and more fully described as follows:

LOT A:

Beginning at the POINT OF BEGINNING, being the intersection of the south right-of-way line of Corporate Boulevard and the west right-of-way line of CitiPlace Boulevard; Thence proceed along the West right-of-way of CitiPlace Boulevard, South 47 degrees 09 minutes 45 seconds East, 59.67 feet; thence South 01 degrees 53 minutes 50 seconds East, 318.26 feet; thence along a curve concaving to the southwest having a length of 54.98 feet and a radius of 250.00 feet; thence leaving the west right-of-way line of CitiPlace Boulevard South 88 degrees 06 minutes 10 seconds West, 298.29 feet to the east property line of Corporate Square Subdivision; thence North 01 degrees 53 minutes 50 seconds West, 394.12 feet to the South right-of-way line of Corporate Boulevard; thence North 82 degrees 20 minutes 27 seconds East 151.82 feet thence along a curve concaving to the North having a length of 99.01 feet and a radius of 1084.42 feet to the POINT OF BEGINNING.

LOT B:

Commencing at the intersection of the South Right-of-Way of Corporate Boulevard and the West Right-of-Way line of CitiPlace Boulevard; thence South 47 degrees 09 minutes 45 seconds East, 59.67 feet; thence South 01 degrees 53 minutes 50 seconds East, 318.26 feet; thence along a curve concaving to the southwest having a length of 54.98 feet and a radius of 250.00 feet to the POINT OF BEGINNING; thence along a curve concaving to the southwest having a length of
43.28 feet and a radius of 250.00 feet; thence South 52 degrees 53 minutes 50 seconds West 75.06 feet; thence South 88 degrees 06 minutes 10 seconds West,
250.00 feet; thence North 01 degrees 53 minutes 50 seconds West, 84.49 feet; thence North 88 degrees 06 minutes 10 seconds East 298.29 feet to the POINT OF BEGINNING.

                                  EXHIBIT "A-3"

                          LEGAL DESCRIPTION OF PREMISES
            (Colorado Springs, CO - Briargate Business Campus No. 17)

LOT 3 IN BRIARGATE BUSINESS CAMPUS FILING NO. 17, IN THE CITY OF COLORADO SPRINGS, EL PASO COUNTY, COLORADO.

                                   EXHIBIT "B"

                        PURCHASE PRICE FOR EACH PROPERTY

Albuquerque, NM Purchase Price                  $    12,900,000

Baton Rouge, LA Purchase Price                  $     7,000,000

Colorado Springs, CO Purchase Price             $    12,300,000

                                        Total   $ 32,200,000.00

                                   EXHIBIT "C"

                             NUMBER OF GUEST SUITES

         Premises                                             # of Guest Suites
         --------                                             -----------------

         Albuquerque, NM                                                151

         Baton Rouge, LA                                                115

         Colorado Springs, CO                                           127

                                   EXHIBIT "D"

                                TITLE OBJECTIONS

AS TO EACH PREMISES (TO THE EXTENT NOT OBJECTED TO BY BUYER PURSUANT TO THE TERMS OF THIS AGREEMENT):

1. Taxes and assessments which are a lien, but which are not yet billed, or are billed but are not yet due and payable.

2. Easements, covenants, restrictions, agreements and/or reservations of record, if any, and easements or claims of easement not shown on the public record, provided such easements or claims of easement do not interfere with the current use of the Premises in question or render title thereto unmarketable.

3. Any laws, regulations or ordinances (including, but not limited to, zoning, building and environmental matters) as to the use, occupancy, subdivision or improvement of the Premises adopted or imposed by any governmental agency.

4. State of facts which would be shown on a survey of the Premises, provided such facts evidence conditions that do not interfere with the current use of the Premises in question or render title thereto unmarketable.

5. Any titles or rights asserted by anyone, including, but not limited to, persons, corporations, governments or other entities, to tidelands, or lands comprising the shores or beds of navigable or perennial rivers and streams, lakes, bays, gulfs or oceans, or to any land extending from the line of mean low tide to the line of vegetation, or to lands beyond the line of the harbor or bulkhead lines as established or changed by any government, or to filled-in lands, or artificial islands, or to riparian rights or other statutory water rights, or the rights or interests of the State in which the Premises is located or the public generally in the area extending from the line of mean low tide to the line of vegetation or the right of access thereto, or right of easement along and across same.

6. The exceptions to coverage and exclusions from coverage contained in the standard form of Owner's Policy of Title Insurance in the State in which the Premises is located (excluding those standard exceptions which are customarily omitted in such State, so long as the related Seller or Buyer provides, as required by this Agreement, the appropriate documentation necessary for such omission).

7.      If applicable, the rights of tenants, as tenants only, under Existing
        Leases.

                                   EXHIBIT "E"

                                 EXISTING LEASES

Albuquerque, NM

        NONE

Baton Rouge, LA

        NONE

Colorado Springs, CO

        NONE

                                   EXHIBIT "F"

                  EXISTING AGREEMENTS TO BE ASSIGNED AT CLOSING

SCHEDULE OF EQUIPMENT LEASES

Albuquerque, NM

None

Baton Rouge, LA

None

Colorado Springs, CO

None

SCHEDULE OF MAINTENANCE AGREEMENTS AND SERVICE CONTRACTS

Albuquerque, NM

None

Baton Rouge, LA

None

Colorado Springs, CO

None

                          SCHEDULE OF OTHER AGREEMENTS

Albuquerque, NM

        None

Baton Rouge, LA

        None

Colorado Springs, CO

        None

                                   EXHIBIT "G"

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, made and entered into as of this _____ day of __________, 2003, between [___________________ a
________________], having an office c/o ________________________, 9336 Civic
Center Drive, Beverly Hills, California 90210 ("Assignor") and
[______________________________, a ____________], having an address at c/o
______________________________ ("Assignee").

                              W I T N E S S E T H:

                That Assignor for ten dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby conveys, grants, bargains, sells, transfers, sets over, assigns, releases, delivers and confirms to Assignee all of Assignor's right, title and interest in and to (w) the leases and occupancy agreements identified on Exhibit A hereto (the "Existing Leases"), (x) the agreements, documents and instruments identified on Exhibit B hereto (the "Assigned Existing Agreements"), which shall include, without limitation, the Service Contracts, (y) the leases of any FF&E and other contracts permitting the use of any FF&E at the Improvements identified on Exhibit C hereto (the "FF&E Leases") and (z) the Advance Deposits and all other Property consisting of personalty not already included in the Bill of Sale of even date herewith from Assignor to Assignee, in each case which relate to the Premises being conveyed to Assignee by Assignor on the date hereof.

                Assignee hereby (i) expressly assumes the obligation for the performance of any and all of the obligations of Assignor under the Existing Leases, the Assigned Existing Agreements and the FF&E Leases in respect of the period on or after the date hereof and in respect of the Advance Deposits transferred to Assignee (the "Indemnified Matters") and (ii) indemnifies, defends and holds harmless Assignor from and against any and all claims, actions, demands, liabilities, suits, causes of action, damages, costs or expenses (including, without limitation, attorneys' fees and disbursements) relating to the Indemnified Matters. Assignor hereby indemnifies, defends and holds Assignee harmless from and against all claims, actions, demands, liabilities, suits, causes of action, damages, costs or expenses (including, without limitation, attorneys' fees and disbursements) relating to the obligations of Assignor under the Existing Leases, the Assigned Existing Agreements and the FF&E Leases in respect of the period prior to the date hereof and the performance by Assignor of any and all such obligations.

                Terms not defined herein shall have the meanings ascribed thereto in the Agreement of Sale dated as of February __, 2003, between Promus Hotels, Inc., Promus Hotels Florida, Inc. and Apple Suites Realty Group, Inc. (the "Agreement of Sale").

                This Assignment and Assumption shall be binding upon and inure to the benefit of all parties hereto and their respective heirs, successors and assigns.

                THIS ASSIGNMENT AND ASSUMPTION AGREEMENT IS MADE SUBJECT TO THE LIMITATIONS ON LIABILITY SET FORTH IN PARAGRAPH 27 OF THE AGREEMENT OF SALE AND IS MADE WITHOUT ANY REPRESENTATION OR WARRANTY (EXPRESS OR IMPLIED) WHATSOEVER EXCEPT AS MAY EXPRESSLY BE SET FORTH HEREIN AND IN THE AGREEMENT OF SALE.

                IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption as of the day and year first above written.

                                           ASSIGNOR:


                                           -------------------------

                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                           ASSIGNEE:


                                           -------------------------

                                           By:
                                               ---------------------------------

                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

Exhibit A - Existing Leases
Exhibit B - Assigned Existing Agreements
Exhibit C - FF&E Leases

                                   EXHIBIT "H"

                             (Intentionally Omitted)

                                   EXHIBIT "I"

                           TENANT ESTOPPEL CERTIFICATE

                WHEREAS, _________________________, a __________________
("Landlord"), as landlord, and _________________________ ("Tenant"), as tenant, entered into that certain lease (the "Lease"), dated _____________, 2003 of certain premises described in the Lease (the "Premises").

                NOW, THEREFORE, Tenant hereby certifies as follows:

                 1. True and complete copies of the Lease and all agreements, amendments, guarantees, side letters and other documents relating thereto are attached hereto as Exhibit A and made a part hereof, and there are no other such agreements or documents.

                 2. The Lease has not been modified (except pursuant to documents attached hereto as part of Exhibit A) and is in full force and effect.

                 3. The Lease has not been assigned, mortgaged, pledged, or otherwise encumbered, nor has all or any portion of the Premises been sublet.

                 4. Rent, additional rent and percentage rent required to be paid under the Lease have been paid through _______________.

                 5. Tenant has accepted possession of and is now occupying the Premises.

                 6. To Tenant's knowledge, there exist no defaults on the part of Landlord under the Lease; nor has any event occurred which, with the passage of time or the giving of notice or both, would constitute a default by Landlord thereunder, nor has Landlord suffered or permitted the occurrence of any such event.

                 7. Tenant has no offset, defense, claim or counterclaim, including, without limitation, claims to "free" rent, concessions, rebates, or abatements in rent, under the Lease.

                 8. The expiration date of the term of the Lease is _______________, and except as set forth in the documents attached hereto as Exhibit A, Tenant has no option to renew the Lease or otherwise extend the term of the Lease.

                 9. Tenant has no option to purchase the Premises or any portion thereof or the building in which the Premises are located.

                 10. Tenant has no option to lease any other space in the building in which the Premises are located.

                 11. Any and all work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by Tenant and all reimbursements and allowances due to Tenant under the Lease in connection with any work have been paid in full.

                 12. Tenant has deposited the sum of $____________ with Landlord as security for the performance of Tenant's obligations under the Lease.

                 13. This certificate is binding upon the undersigned and may be relied upon by Landlord, by any prospective purchaser of the Premises or any interest in Landlord, and by any lender making a loan to Landlord (or such purchaser) secured by a mortgage on the building in which the Premises are located (or such purchaser's interest in Landlord).

                IN WITNESS WHEREOF, Tenant has duly executed this certificate this _____ day of ____________, 2003.

                                      [TENANT NAME]

                                      By
                                        ----------------------------------------
                                        Name:
                                        Title:

                                   EXHIBIT "J"

                               PENDING LITIGATION

Albuquerque, NM

        NONE

Baton Rouge, LA

        NONE

Colorado Springs, CO

        NONE

                                   EXHIBIT "K"

                                  BILL OF SALE

                THIS BILL OF SALE is made as of the __ day of ___________, 2003, from, [________________________, a ____________ corporation] ("Seller"), to
[_________________________, a _______________] ("Buyer").

                                    RECITALS:

                WHEREAS, contemporaneously with the execution and delivery of this Bill of Sale, Seller has sold and conveyed to Buyer the real property described in Exhibit "A" attached hereto and made a part hereof and all buildings, structures and improvements located thereon by Deed of even date herewith (all of such buildings, structures, improvements and real property collectively hereinafter referred to as the "Real Property"); and

                WHEREAS, as a part of the consideration for the conveyance of the Real Property, Seller has agreed to convey to Buyer Seller's interest in the items of personal property described below which are owned by Seller and located in, on and used in connection with, the Real Property;

                NOW, THEREFORE, in consideration of the sum of $10.00 and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller does hereby (a) sell, assign, and convey to Buyer all of Seller's right, title and interest in and to all FF&E located on or associated with the Premises (whether or not any of the items defined as FF&E constitute "personal property" or "fixtures" as a matter of state law), Supplies, Bookings and Advance Deposits and, to the extent assignable, all Warranties, Licenses, Plans and Specs, and all other personal property included in the Property located on or related to the Premises, subject to Permitted Encumbrances to the extent applicable thereto, and (b) quit claim and release to Buyer, to the extent existing and assignable, Seller's right, title and interest (if any) in the service marks, trademarks and trade names (other than the service mark "Homewood Suites by Hilton(R)" and other related service marks, trademarks and other similar property rights which are part of the "Homewood Suites by Hilton(R) System"), together with the goodwill associated therewith. Seller, for itself, its successors and assigns, warrants to Buyer that Seller is the lawful owner of all the Personal Property, that the Personal Property referred to above and conveyed hereby is free and clear of all pledges, mortgages, liens, encumbrances, security interests, options and adverse claims of any kind or character (other than Permitted Encumbrances to the extent applicable thereto) and that Seller, its successors and assigns shall warrant and defend good and marketable title to such Personal Property against all claims and demands of all persons and entities.

                TO HAVE AND TO HOLD the same unto Buyer, its successors and assigns, forever.

                This Bill of Sale shall be binding upon and shall inure to the benefit of Seller, Buyer and their respective successors and assigns.

                This Bill of Sale shall be governed by and construed in accordance with the laws of the State of _______________.

                Terms not defined herein shall have the meanings ascribed thereto in the Agreement of Sale dated as of February __, 2003, between Promus Hotels, Inc., Promus Hotels Florida, Inc., and Apple Suites Realty Group, Inc. (the "Agreement of Sale").

                NOTWITHSTANDING ANYTHING CONTAINED IN THIS BILL OF SALE TO THE CONTRARY, THIS BILL OF SALE IS SUBJECT TO ALL DISCLAIMERS AND QUALIFICATIONS BY SELLER SET FORTH IN SECTION 22(c) OF THE AGREEMENT OF SALE WITH RESPECT TO THE PERSONAL PROPERTY, AND SUCH DISCLAIMERS AND QUALIFICATIONS ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND MADE A PART HEREOF.

                IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be duly signed as of the day and year first written above.

                                      -------------------------

                                      By
                                        ----------------------------------------
                                        Name:
                                        Title:

                                   EXHIBIT "L"

                              FIRPTA CERTIFICATION

                Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by _______________ ("Transferor"), the undersigned hereby certifies the following on behalf of Transferor:

                 1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

                 2. Transferor's U.S. taxpayer identification number is _______________; and

                 3.      Transferor's office address is:

                                c/o Hilton Hotels Corporation
                                9336 Civic Center Drive
                                Beverly Hills, California 90210

Transferor understands that the above information may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

                Under penalties of perjury, I declare that I have examined this instrument and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to signed this document on behalf of Transferor.

                                           -------------------------------------
                                           Name:
                                           Title:

Dated:  ____________, 2003

                                   EXHIBIT "M"

                                NOTICE TO TENANTS

                               _____________, 2003

To the Tenants:

                Re:      ____________________________ ("Premises")

Dear Tenant:

                ____________________ ("Buyer") has purchased the Premises from the undersigned owner ("Seller").

                Seller has transferred your security and/or _______ deposit (if any) (the "Security Deposit") to Buyer. Buyer has assumed full responsibility for the Security Deposit including the return of the Security Deposit to you at the time and upon the conditions set forth in your lease.

                All rental and other payments that become due under your lease subsequent to the date hereof should be payable to Buyer and sent to __________ as Buyer's management agent, at the following address:

                          ---------------------------
                          ---------------------------


                                      Very truly yours,

                                      SELLER:

                                      -------------------------

                                      By
                                        ----------------------------------------
                                        Name:
                                        Title:

                                      BUYER:

                                      -------------------------

                                      By:
                                         ---------------------------------------
                                               By
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                   EXHIBIT "N"

                     PERSONAL PROPERTY NOT INCLUDED IN SALE

The service mark "Homewood Suites by Hilton(R)" and other related service marks, trademarks, and other similar intellectual property rights which are part of the "Homewood Suites by Hilton(R) System."

Albuquerque, NM

        NONE

Baton Rouge, LA

        NONE

Colorado Springs, CO

        NONE

                                   EXHIBIT "O"

                            NEW MANAGEMENT AGREEMENT

                               [See Exhibit 10.1]

                                   EXHIBIT "P"

                              NEW LICENSE AGREEMENT

                               [See Exhibit 10.2]

                                   EXHIBIT "Q"

                        SELLERS' POST-CLOSING OBLIGATIONS

        1. The "Environmental Assessment of the Homewood Suites-Hilton, 5860 Corporate Boulevard, Baton Rouge, Louisiana" prepared by Jones, Hill, McFarland & Ellis dated December 30, 2002 (the "Phase 1") identified a concern with the discharge of liquids from an elevator pit on the property. To address the foregoing concern, Seller has completed the following repairs to date: (i) Seller has replaced the sump pump unit in each elevator pit, (ii) Seller has determined that the elevator pits drain to the sanitary sewer, (iii) Seller has analyzed the sewage effluent from the sanitary sewer and provided the acceptable results of the sewage analysis to the City of Baton Rouge ("City"), and (iv) Seller has employed a licensed environmental cleaning firm to clean each elevator pit. Seller has further determined through a licensed elevator service company that the elevators are operating properly and free of any hydraulic fuel leaks. Because Buyer is not satisfied that the foregoing repairs have addressed all aspects of the issue identified in the Phase 1, Seller will also complete the following prior to Closing: (i) Seller will provide evidence to Buyer that the elevator pits drain to the sanitary sewer and that the breaker described in the Phase 1 is in good working order and (ii) Seller will provide Buyer with written confirmation from the City, reasonably satisfactory to Buyer, that Seller has complied with all permitting requirements for the elevators' operation and that the results of Seller's sewage effluent analysis are acceptable to the City.

        2. The plat of survey obtained by Buyer for the Albuquerque, New Mexico Property (the "NM Property") indicates that there are apparently thirty-four (34) fewer parking spaces than are currently required to satisfy all applicable zoning and land use codes, regulations, rules and ordinances (collectively, "Laws"). Buyer has agreed to close on the purchase of the NM Property, notwithstanding this apparent deficiency, based on Seller's assurances that it will be able to obtain evidence that the NM Property, as it is currently used and operated, has a sufficient number of parking spaces to comply with the Laws or to obtain any necessary governmental authorization for the NM Property to be lawfully used and operated as currently used and operated with the existing parking spaces. Accordingly, Seller agrees promptly following Closing to: (a) provide to Buyer written evidence reasonably satisfactory to Buyer that the NM Property has a sufficient number of parking spaces to comply with the Laws, whether such compliance is based on the NM Property's status as a legally pre-existing nonconforming use, a validly existing variance, special use permit or other special governmental authorization or any other legally valid reason or
(b) obtain a variance, special use permit or other governmental authorization or take other action, in each case reasonably acceptable to Buyer, to cause the NM Property, as currently used and operated, to comply with all parking requirements under the Laws. Seller agrees to indemnify and hold Buyer harmless from and against all losses, costs, expenses, claims and damages resulting from or relating to Seller's failure to comply with clause (a) or (b) above. The provisions of this paragraph shall survive Closing of the NM Property until the requirements of either clause (a) or clause (b) above have been satisfied.